UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Rule §240.14a-12

Knight-Ridder, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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50 West San Fernando Street, Suite 1500, San Jose, CA 95113

Dear Shareholders:

It is my pleasure to invite you to Knight Ridder’s 2005 Annual Meeting of Shareholders.

We will hold the Annual Meeting on Tuesday, April 26, 2005, at 9:30 a.m. (Pacific time) in The Fairmont Hotel, 170 South Market Street, San Jose, California. The Fairmont is immediately adjacent to our corporate headquarters. We will ask you to vote on the election of members to our Board of Directors, the ratification of the selection of our independent auditors for 2005, several management proposals and a shareholder proposal. In addition to the formal items of business, the Company’s senior management and I will review the major developments of 2004 and answer your questions. Members of the Board of Directors will also be present.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Knight Ridder.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote your shares by mail, telephone or Internet. If you attend the Annual Meeting and prefer to vote in person, you may do so.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Tony Ridder
Chairman of the Board
and Chief Executive Officer

March 24, 2005

KNIGHT RIDDER
50 WEST SAN FERNANDO STREET
SUITE 1500
SAN JOSE, CA 95113

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 26, 2005

Dear Shareholders:

We will hold the 2005 Annual Meeting of Shareholders of Knight-Ridder, Inc. at 9:30 a.m. (Pacific time) at The Fairmont Hotel, 170 South Market Street, San Jose, California, on Tuesday, April 26, 2005. At this meeting, we will ask you to:

1.	Elect four directors, each for a three-year term;

2.	Ratify the appointment of Ernst & Young LLP as our independent auditors for 2005;

3.	Re-approve the material terms of our Annual Incentive Plan;

4.	Approve the amendment and restatement of our Employee Stock Option Plan as the Knight-Ridder, Inc. Employee Equity Incentive Plan (the “2005 Plan”);

5.	Approve an amendment to our Employee Stock Option Plan — current or as amended and restated — to increase by 2.2 million the number of shares of common stock reserved for issuance thereunder;

6.	Consider and act upon a shareholder proposal, if properly presented; and

7.	Transact any other business properly before the meeting or any adjournments or postponements thereof.

All of these items of business are more fully described in the accompanying Proxy Statement. Our 2004 Annual Report to Shareholders, which is not part of the proxy soliciting material, is also enclosed. Shareholders of record at the close of business on March 7, 2005 will be entitled to vote at the Annual Meeting and any adjournments thereof. A list of such shareholders will be available for inspection at the Annual Meeting and for ten days prior to the meeting at the Company’s headquarters located at 50 W. San Fernando Street, San Jose, California, during normal business hours.

We hope you will attend the Annual Meeting. However, if you cannot, we encourage you to vote the enclosed proxy — either by mail, telephone, or by Internet — as soon as possible. If later you decide to attend the meeting, you can, if you wish, revoke the proxy and vote in person.

By Order of the Board of Directors

Polk Laffoon
Vice President/Corporate Relations
and Corporate Secretary

March 24, 2005

50 West San Fernando Street, Suite 1500, San Jose, CA 95113

PROXY STATEMENT OF KNIGHT RIDDER
2005 Annual Meeting of Shareholders

Information About the Meeting, Voting and Proxies

Why did you send me this Proxy Statement?

The Board of Directors of Knight-Ridder, Inc. (“Knight Ridder,” the “Company,” “we,” or “us”) sent you this Proxy Statement and the enclosed proxy card because we are soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders to be held at 9:30 a.m. (Pacific time) on Tuesday, April 26, 2005, at The Fairmont Hotel, 170 South Market Street, San Jose, California. Certain officers, directors and other employees of the Company and D.F. King & Co., our proxy solicitor, may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may either return the enclosed proxy card by mail, or vote by telephone or via the Internet.

We began mailing this Proxy Statement, along with the proxy card and 2005 Annual Report, on or about March 24, 2005 to all shareholders of record as of March 7, 2005 (the record date). On the record date, 75,294,754 shares of the Company’s common stock were outstanding.

Who is entitled to vote?

Only shareholders of record at the close of business on March 7, 2005 are entitled to vote. Your proxy card shows the number of shares you held on that date. Each share of the Company’s common stock is entitled to one vote on all matters specifically listed in the Proxy Statement.

How do I vote?

There are four methods. You may vote by completing and mailing your proxy card, by telephone, Internet or in person at the Annual Meeting.

How do I vote by proxy?

To vote by proxy, you may either:

•	Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided; or

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions; or

•	Access The Bank of New York’s secure website registration page through the Internet at www.proxyvotenow.com/kri, as identified on the proxy card, and follow the instructions.

Shares that are registered in your name may be voted by any of the three methods described above. Please note that the Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. (Eastern time) on April 25, 2005. If your shares are held in street name through your broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee describing how to vote your shares. You should contact your broker, bank or other nominee right away to determine their specific voting procedures.

If you make specific choices and sign and return your proxy card before the Annual Meeting, or timely deliver your proxy by telephone or the Internet, your shares will be voted as you have directed. If you sign and return the proxy card but do not make specific choices, the proxyholders will vote your shares as follows:

•	“For” the election of the four nominees for director;

•	“For” the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2005;

•	“For” the re-approval of the material terms of our Annual Incentive Plan;

•	“For” the amendment and restatement of our Employee Stock Option Plan;

•	“For” the amendment of our Employee Stock Option Plan — current or as amended and restated — relating to the share reserve; and

•	“Against” the shareholder proposal.

How do I vote in person?

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Knight Ridder stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. The account statement must show that you were the beneficial owner of the shares on March 7, 2005. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How does the Board of Directors recommend voting?

•	“For” the election of the four nominees for director;

•	“For” the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2005;

•	“For” the re-approval of the material terms of our Annual Incentive Plan;

•	“For” the amendment and restatement of our Employee Stock Option Plan;

•	“For” the amendment of our Employee Stock Option Plan — current or as amended and restated — relating to the share reserve; and

•	“Against” the shareholder proposal.

Can I vote on other matters?

The Company’s by-laws limit the matters presented at our Annual Meeting to (1) those in the notice of the meeting, (2) those that the Board of Directors has properly caused to be presented and (3) those brought by a shareholder of record entitled to vote at the meeting so long as the shareholder has notified the Corporate Secretary in writing (at our principal office) not later than 120 days before the anniversary of the prior year’s proxy statement. The notice by such shareholder must (i) briefly describe the business to be brought, the reasons and any material interest the shareholder has in the business; (ii) give the shareholder’s name and address; and (iii) represent that the shareholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to present the business.

We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card (or comparable telephone or Internet voting instructions) gives the individuals named as proxyholders the authority to vote your shares.

Is my vote confidential?

Yes. Only the inspector of election, The Bank of New York, will have access to your card.

May I revoke my proxy?

Yes. You may change your mind after you send in your proxy card by following any of these procedures.

To revoke your proxy:

•	Send in another signed proxy card with a later date; or

•	Send a letter revoking your proxy to our Corporate Secretary at 50 West San Fernando Street, Suite 1500, San Jose, CA 95113; or

•	Attend the Annual Meeting and vote in person.

If you voted by telephone or Internet, you may revoke your proxy by re-voting in the same manner. Only the last vote that you enter by telephone or Internet will be counted. Alternatively, you may attend the Annual Meeting and vote in person.

Who counts the votes?

The Bank of New York will tabulate the votes and act as inspector of election.

What does “beneficial owner” mean?

Under the Securities and Exchange Commission’s (“SEC”) definition, you are a “beneficial owner” of shares if you have sole or shared voting or investment power over the shares.

How do employees who participate in the Company’s Investment Savings 401(k) Plans or the Employees Stock Purchase Plan vote?

If you participate in the Knight Ridder Investment Savings Plan or another 401(k) plan available to employees in your business unit, or the Knight Ridder Employees Stock Purchase Plan, you will receive voting instructions instead of a proxy card. Vanguard, as trustee of the 401(k) plans, and E*Trade Securities LLC, as nominee of the Employees Stock Purchase Plan, are the shareholders of record of your plan shares and will vote those shares according to the instructions that you provide by mail, telephone or the Internet.

If you provide instructions to the plan trustees and/or nominee, as applicable, by April 21, 2005, they will vote the shares as you have directed.

If you do not provide voting instructions to the plan trustees and/or nominee by April 21, 2005, they will vote the shares credited to your account in the same proportion as those that have been voted by other plan participants.

What does it mean if I get more than one proxy card?

Your shares are probably registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If any of these accounts can be consolidated, you may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

What vote is required to approve the proposals?

The nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” count for or against the nominee. Abstentions and broker non-votes will not affect the outcome of these proposals. Approval of all other proposals require that the votes cast “for” exceed the votes cast “against,” provided that, in the case of votes for proposals 3, 4 and 5, the total votes cast represent at least a majority of the shares entitled to vote.

What is a quorum?

The holders of shares entitled to exercise a majority of the voting power present in person or by proxy constitutes a quorum. Abstentions and broker non-votes are included in determining whether a quorum exists.

Who is paying for this proxy solicitation?

The Company will pay for the solicitation of proxies, including D. F. King’s estimated fee of $9,000 plus reasonable out-of-pocket expenses. The Company also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of the Company’s common stock.

How do I obtain a printed copy of the Proxy Statement, Annual Report or Form 10-K?

You may leave a message on the Company’s literature line at 408-938-7878 or write to us at Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113, Attn: Investor Relations. We will provide you with a copy at no charge. In addition, the Company has made these documents as well as all of the documents it files with the SEC available through the Company’s website at www.kri.com.

You may also elect to receive future proxy statements and annual reports online instead of receiving paper copies in the mail. You may choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone or Internet. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address to those materials. If you hold your shares in street name, contact your bank or broker to determine whether this service is available to you. Your choice will remain in effect until you notify us otherwise. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business.

Will I receive multiple copies of the Proxy Statement if I share a household with another shareholder?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce the costs of producing and mailing these materials. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, The Bank of New York, at 1-800-524-4458. If you hold your shares in street name, you may request information about householding from your bank, broker or other nominee.

If you participate in householding and wish to receive a separate copy of the 2004 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact The Bank of New York at 1-800-524-4458.

Where can I find voting results?

Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in its Form 10-Q for the second quarter of 2005. You will also be able to find the results on the Company’s website at www.kri.com.

How can shareholders communicate with the Board of Directors?

Shareholders may communicate with the Board by writing to the Board of Directors, care of the Corporate Secretary, Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113. The Corporate Secretary will forward any such correspondence to the entire Board of Directors.

Whom should I contact if I have any questions?

Call the Corporate Secretary, Polk Laffoon, at 408-938-7838. If you have questions about your ownership of Knight Ridder stock, call Sharon Orlando, Manager of Shareholder Services and Corporate Records, at 408-938-7713.

Information About Knight Ridder Stock Ownership

Principal Holders of the Company’s Stock

The following table sets forth all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock as of February 28, 2005. As of February 28, 2005, there were 75,375,799 shares of the Company’s common stock outstanding.

Name and Address of Beneficial Owners of Common Stock	Shares Beneficially Owned		Percent of Class
Private Capital Management	12,110,999	(1)	16%
8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108
Southeastern Asset Management, Inc.	6,617,100	(2)	8.8%
6410 Poplar Avenue, #900 Memphis, TN 38119
Harris Associates, L.P.	5,860,862	(3)	7.8%
Two North LaSalle Street, Suite 500 Chicago, IL 60602

(1)	According to a Schedule 13G/A filed February 10, 2005, Private Capital Management, a registered investment adviser, has shared voting power and shared dispositive power over all of the shares.

(2)	According to a Schedule 13G/A filed February 8, 2005, Southeastern Asset Management, Inc., a registered investment adviser, has sole voting power over 2,933,100 shares, shared voting power over 2,973,300 shares, no voting power over 650,700 shares, sole dispositive power over 3,633,000 shares, shared dispositive power 2,973,300 shares and no dispositive power over 10,800 shares.

(3)	According to a Schedule 13G/A filed February 14, 2005, Harris Associates, L.P., a registered investment adviser, has shared voting power over all shares, sole dispositive power over 2,338,362 shares and shared dispositive power over 3,522,500 shares.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of February 28, 2005 by each director, nominee and executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Common Stock	Shares Subject to Options (1)	Total Shares Beneficially Owned		Other Common Stock Equivalents (5)
Mary Jean Connors	52,643	358,667	411,310	(2)	13,675
Gary R. Effren	10,974	171,000	181,974		2,794
Mark A. Ernst	865	0	865		0
Kathleen Foley Feldstein	3,654	16,334	19,988		3,237
Thomas P. Gerrity	2,404	8,334	10,738		3,237
Ronald D. Mc Cray	1,580	1,667	3,247		156
Patricia Mitchell	1,426	4,334	5,760		626
M. Kenneth Oshman	34,808	18,334	53,142	(3)	4,261
Vasant Prabhu	959	1,667	2,626		156
P. Anthony Ridder	669,941	774,001	1,443,942	(2)	0
Steven B. Rossi	21,133	378,333	399,466	(2)	13,155
Gonzalo F. Valdes-Fauli	3,975	18,334	22,309		4,435
John E. Warnock	2,515	4,334	6,849		784
Gordon Yamate	9,579	115,000	124,579		0
All directors and executive officers as a group (28 persons including those named above)	467,211	2,708,015	3,175,226	(4)	63,008

(1)	Represents stock options that are exercisable on February 28, 2005 or become exercisable within 60 days of February 28, 2005.

(2)	Includes shares owned by, or jointly with spouses as follows: (a) 2,736 shares owned by Ms. Connor’s husband; (b) 3,398 shares owned by Mr. Ridder’s wife, 898 shares jointly owned by Mr. Ridder and his wife, 16,732 shares held in a trust of which Mrs. Ridder is the trustee, and 530,000 shares held in a family limited partnership of which Mr. Ridder is the general partner and has a pecuniary interest in 71,738 of the shares; and (c) 4,760 shares jointly owned by Mr. Rossi and his wife. Ms. Connors and Mr. Ridder disclaim beneficial ownership of the shares owned by their respective spouses, who have sole voting and dispositive power over such shares. Messrs. Ridder and Rossi share voting and investment power with their respective spouses as to those shares jointly owned.

(3)	Includes 30,000 shares owned by a partnership in which Mr. Oshman has a 97% income interest. Mr. Oshman has the power to vote these shares and the power to direct their disposition and he claims beneficial ownership as to 97% of the shares.

(4)	Except for Mr. Ridder who beneficially owned 1.9% of the Company’s common stock, no director or executive officer beneficially owned more than 1% of the Company’s common stock. All directors and executive officers as a group owned 4.2% of the Company’s common stock.

(5)	Includes common stock units held in Knight Ridder stock accounts under the Company’s Annual Incentive Deferral Plan and Compensation Plan for Nonemployee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (i.e., insiders) file reports of ownership and changes in ownership of the Company’s equity securities with the SEC and the New York Stock Exchange (“NYSE”) and furnish the Company with copies of such reports. Based solely on its review of copies of these reports, the Company believes that during 2004 all directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports required of them with these exceptions: Hilary Schneider, Senior Vice President, and Arden Dickey, Vice President/Circulation, each filed one late report with respect to one transaction in 2004, and Steven B. Rossi, Senior Vice President/Finance and Chief Financial Officer, Gary R. Effren, Vice President/Finance and Michael Petrak, Vice President of Marketing, each filed one late report in connection with stock options granted to them in 2001. All of these were due to administrative oversights and the reports were promptly filed upon discovery of the oversight.

Item 1: Election of Directors

How is the Board structured?

The Company’s Board of Directors is divided into three classes, generally serving staggered three-year terms so that the term of one class expires at each annual meeting. The Company’s Board of Directors currently consists of ten directors. Four directors will be elected at this year’s annual meeting for three-year terms expiring in 2008 until their successors are elected and qualified, or until his or her earlier death, resignation or removal. The other six directors who were elected at prior annual meetings will continue to serve for their respective terms.

Who is nominated to stand for election?

The following individuals, each of whom is a current director of the Company, have been nominated to stand for election at the 2005 Annual Meeting for three-year terms expiring in 2008: Mark A. Ernst, Vasant Prabhu, P. Anthony Ridder and John Warnock. The principal occupation and certain other information about each of the nominees, as well as the continuing directors, including each director’s age as of February 1, 2005, are set forth on the following pages.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling for any reason to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

The Board of Directors recommends that shareholders vote FOR each of the following nominees.

Nominees for Election for a Three-Year Term Expiring in 2008

MARK A. ERNST, age 46            Director since 2004
Chairman, President & Chief Executive Officer
H&R Block, Inc.

Mr. Ernst has served as Chairman of the Board of Directors of H&R Block, Inc., a provider of tax preparation, mortgage services and financial products and services, since 2002, Chief Executive Officer since 2001, President since 1999, Chief Operating Officer from September 1998 through December 2000 and Executive Vice President from September 1998 until September 1999. Prior to joining H&R Block, Inc. Mr. Ernst served as a senior executive with American Express Company. Mr. Ernst is a director of Great Plains Energy Incorporated and a member of the board of directors of numerous civic organizations.

VASANT PRABHU, age 45            Director since 2003
Executive Vice President and Chief Financial Officer
Starwood Hotels & Resorts Worldwide, Inc.

Mr. Prabhu has served as Executive Vice President and Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company, since January 2004. Previously, Mr. Prabhu served as Executive Vice President/Chief Financial Officer and President/E-Commerce of Safeway, Inc. from 2000 through December 2003, President/Information and Media Group at McGraw-Hill Companies from 1998 to 2000, and in various finance roles at PepsiCo, Inc. from 1992 to 1998.

P. ANTHONY RIDDER, age 64            Director since 1987
Chairman of the Board and Chief Executive Officer
Knight-Ridder, Inc.

Mr. Ridder has served as Chairman and Chief Executive Officer of Knight Ridder since 1995, as President of the Company from 1989 to 1995, and as President of the Newspaper Division of the Company from 1986 to 1995. Mr. Ridder joined the San Jose Mercury News in 1964, served as General Manager from 1975 until 1977 and Publisher from 1977 to 1986. Mr. Ridder is a director of Newspaper Association of America and is a member of the Board of Trustees of the University of Santa Clara and the Advisory Board of the Graduate School of Business at Stanford University.

JOHN E. WARNOCK, age 64            Director since 2001
Co-Chairman
Adobe Systems, Inc.

Mr. Warnock is a founder of Adobe Systems, Inc., a developer of software solutions for network publishing, and has served as Chairman from 1989 to 1997 and as Co-Chairman since 1997. Mr. Warnock served as Chief Executive Officer of Adobe Systems, Inc. from 1982 through December 2000 and Chief Technical Officer from December 2000 to March 2001. Mr. Warnock is a director of Salon Media Group, Inc. and a member of the Board of Trustees of the American Film Institute and Folger Shakespeare Library.

Directors Continuing in Office Until 2007

KATHLEEN FOLEY FELDSTEIN, age 63            Director since 1998
President
Economics Studies, Inc.

Ms. Feldstein has served as President of Economics Studies, Inc., a private consulting firm, since 1987. She serves as a director of Bell South Corporation, Ionics Corporation and BlackRock Closed End Mutual Funds. She is also a Trustee of the Committee for Economic Development, the Museum of Fine Arts, Boston and McLean Hospital.

THOMAS P. GERRITY, age 63            Director since 1998
Professor of Management and Operations and Information Management
The Wharton School

Mr. Gerrity has served as Professor of Management at the Wharton School of the University of Pennsylvania since 1990 and served as Dean from 1990 to 1999. Mr. Gerrity serves as a director of CVS Corporation, Fannie Mae, Sunoco, Hercules Incorporated and Internet Capital Group, Inc.

GONZALO F. VALDES-FAULI, age 58            Director since 1992
Retired Vice-Chairman
Barclays Capital

Mr. Valdes-Fauli is a retired Vice-Chairman of Barclays Capital, the investment banking division of Barclays Bank, London, England. Mr. Valdes-Fauli served as a member of the management committee of Barclays Capital from 1988 to 2001. He was Group Chief Executive of Barclays Bank Latin America from 1988 to 2001. He is a director of Blue Cross/Blue Shield of Florida, Chairman of the Board of Directors of Broadspan Capital, LLC and Chairman of Banco Mercantil, Dominican Republic. Mr. Valdes-Fauli is a Trustee of the University of Miami.

Directors Continuing in Office Until 2006

RONALD D. MC CRAY, age 47            Director since 2003
Senior Vice President — Law and Government Affairs & Chief Compliance Officer
Kimberly-Clark Corporation

Mr. Mc Cray has served as Senior Vice President — Law and Government Affairs and Chief Compliance Officer of Kimberly-Clark Corporation, a global health and hygiene company which produces tissue, personal care and health care products, since November 2004 and Senior Vice President — Law and Government Affairs from 2003 to November 2004. He is responsible for legal management, corporate governance and internal audit matters. Mr. Mc Cray has held a variety of positions with Kimberly-Clark since 1987, including Vice President/Associate General Counsel and Secretary from 2001 to 2003, Vice President/Chief Counsel and Secretary from 1999 to 2001, Vice President and Chief Counsel (Latin American and Neenah Operations) from 1996 to 2001.

PATRICIA MITCHELL, age 62            Director since 2002
President and Chief Executive Officer
Public Broadcasting Service

Ms. Mitchell has served as the President and Chief Executive Officer of the Public Broadcasting Service, a private, nonprofit corporation whose members are American public television stations, since March 2000. Prior to that she served as President of CNN Productions and Time Inc. Television at Time Warner from 1992 to 2000. Ms. Mitchell serves as a director of Bank of America Corporation and is a member of the Board of Trustees of the Sundance Institute and the Women’s Leadership Advisory Council of the Kennedy School of Government.

M. KENNETH OSHMAN, age 64            Director since 1996
Chairman and Chief Executive Officer
Echelon Corporation

Since 1989, Mr. Oshman has served as Chairman and Chief Executive Office of Echelon Corporation, a networking company providing hardware and software products that enable everyday products to be made smart and connected to one another and the Internet. Mr. Oshman co-founded Rolm Corporation in 1969 and served as Chief Executive Officer, President and Director until Rolm’s merger with IBM in 1984. From 1984 to 1986, Mr. Oshman served as a vice president of IBM. He is also a director of Sun Microsystems, Inc.

Corporate Governance at Knight Ridder

The Board of Directors is responsible for overseeing the Company’s affairs for the benefit of its shareholders. The principal functions of the Board and its committees are to:

•	Review and approve specific corporate actions as required by law and by applicable stock exchanges and/or trading systems on which the Company’s shares are listed or traded;

•	Select, regularly evaluate and, as necessary, replace the chief executive officer; determine senior management compensation; and review executive succession planning;

•	Review and, where appropriate, approve major strategies, financial objectives and other plans of the Company;

•	Advise management on specific issues facing the Company;

•	Oversee processes for evaluating the adequacy of internal controls, risk management, financial reporting and compliance, and satisfy itself as to the adequacy of such processes; and

•	Nominate directors and ensure that the structure and practices of the board provide for sound corporate governance.

The principal functions of the Board and its committees are more fully described in the corporate governance guidelines (“Corporate Governance Guidelines”) adopted by our Board. We have also adopted a written code of ethics (“Code of Business Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and all other officers. Any amendments to, or waivers of, this code of ethics will be disclosed on our Web site promptly following the date of such amendment or waiver. Both the Corporate Governance Guidelines and the Code of Business Ethics are available on our website at www.kri.com on the “Corporate Governance” page, under the Investor Information section. You may also obtain a copy of the Corporate Governance Guidelines or the Code of Business Ethics without charge by writing to: Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113, Attn: Corporate Secretary.

Director Independence

Currently, the Board consists of ten members, nine of whom the Board has determined are “independent” under the rules of the NYSE and the Company’s Corporate Governance Guidelines. Mr. Ridder, the Company’s Chairman and Chief Executive Officer, is the only non-independent director on the Board. Under the NYSE rules, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE rules permit the adoption of, and the Board has adopted, categorical standards to assist it in making determinations of independence. Under these standards, the Board has determined a director will not be considered independent if any of the following standards apply:

•	he or she is, or has been, an employee of the Company or an affiliate of the Company during the last three years;

•	he or she receives, or has received, any direct compensation from the Company or from an affiliate of the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

•	he or she is, or has been, affiliated with or employed in a professional capacity by the present or former internal or external auditor of the Company during the last three years;

•	he or she is, or has been, employed as an executive officer of another company where any of the Company’s present executives serve or have served on that other company’s compensation committee during the last three years;

•	he or she is an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues during the last three years; and

•	he or she has any immediate family members who (i) serve or have served as an executive officer of the Company or an affiliate of the Company during the last three years, (ii) receive or have received direct compensation of more than $100,000 per year from the Company or an affiliate of the Company during the last three years or (iii) satisfy the criteria set forth in the third through fifth bullet points above.

Executive Sessions of the Board

On a regular basis, including annually when it reviews Mr. Ridder’s performance, the non-management Board members meet in executive session without Mr. Ridder or other members of management. Although the Board does not formally designate a presiding director for such executive sessions, the non-management Board members may designate a director to chair the meeting whenever they believe that would be useful. Absent such a designation, the chairs of each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee rotate as the presiding director of such meetings. Interested parties may provide their concerns to the Company’s non-management directors by writing to the Presiding Director, care of the Corporate Secretary, Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113. The Corporate Secretary will forward all such correspondence to each of the non-management Board members.

Board Committees and Attendance

Each director is expected to attend all meetings of the Board and all meetings of Board committees of which the director is a member. Directors are also expected to attend the Company’s Annual Meeting. In 2004, all of the Company’s directors attended the Annual Meeting except Messrs. Ernst, Gerrity and Oshman. During fiscal year 2004, the Board of Directors met four times and the committees of the Board held a total of 18 meetings. Each of the nominees for election at the Annual Meeting and each of the continuing directors attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served except Mr. Ernst. Mr. Ernst was appointed to the Board on February 6, 2004 and attended two of the three remaining Board meetings for the year.

The Board currently has five active standing committees: Audit, Compensation, Nominating and Corporate Governance, Environmental Affairs and Executive. All of these committees are comprised of non-employee directors who are “independent” in accordance with the NYSE’s listing standards except for the Environmental Affairs and Executive Committees on which Mr. Ridder, the Company’s Chairman and Chief Executive Officer, serves. The Audit, Compensation and Nominating and Corporate Governance Committees operate under written charters which are available on the Company’s website at www.kri.com on the “Corporate Governance” page, under the Investor Information section. You may also obtain a copy of the Corporate Governance Guidelines without charge by writing to: Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113, Attn: Corporate Secretary. Below is a brief description of each committee.

Audit Committee

Members	Principal Functions		Meetings in 2004
Gonzalo Valdes-Fauli, Chair Mark A. Ernst Kathleen Foley Feldstein Vasant Prabhu	•	Ensures that the Company conducts its business in conformance with appropriate legal and regulatory standards and requirements.	8*
	•	Annually selects, appoints, evaluates, determines the compensation of, and retains the independent auditors, reviews the services to be performed by the independent auditors and the terms of their engagement, exercises oversight of their activities and, where appropriate, terminates and/or replaces the independent auditors.
	•	Reviews with management and the independent auditors the Company’s quarterly and annual periodic reports and other financial disclosures such as earnings releases.
	•	Reviews the results of each external audit and considers the adequacy of the Company’s internal controls.
	•	Determines the duties and responsibilities of the internal auditors, reviews the internal audit program, and oversees other activities of the internal auditing staff.
	•	Prepares a report to shareholders included in the Company’s annual proxy statement.

*	Management and the independent auditors also met with the Committee chair four times in 2004 to review earnings releases.

The Board has determined that each member of the Committee is “independent” and “financially literate” in accordance with the listing standards of the NYSE, and, in accordance with SEC and NYSE requirements, meets additional independence standards applicable to audit committee members. In addition, the Board has determined that Messrs. Ernst and Prabhu are “audit committee financial experts” as defined under by SEC rules.

Compensation Committee

Members	Principal Functions		Meetings in 2004
M. Kenneth Oshman, Chair Thomas P. Gerrity Patricia Mitchell Vasant Prabhu Gonzalo Valdes-Fauli	•	Administers the Company’s incentive compensation plans and its stock option plans, including the review and grant of stock options to all eligible employees and directors.	5
	•	Reviews and approves corporate goals and objectives relevant to Mr. Ridder’s compensation, evaluates his performance, and together with the other independent directors, determines and approves Mr. Ridder’s compensation.
	•	After receiving input from the chief executive officer, makes recommendations to the Board regarding non-chief executive officer compensation, incentive compensation plans and equity-based plans.
	•	Oversees the selection of the chief executive officer and recommends to the Board the process by which a new chief executive officer is selected.
	•	Prepares a report to shareholders included in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

Members	Principal Functions		Meetings in 2004
Kathleen Foley Feldstein, Chair Thomas P. Gerrity Ronald D. Mc Cray M. Kenneth Oshman John Warnock	•	Makes recommendations to the Board regarding the size and composition of the Board.	2
	•	Establishes procedures for the nomination process and recommends candidates for election to the Board.
	•	Makes committee assignments and selects committee chairs.
	•	Reviews and reports to the Board on corporate governance matters.
	•	Reviews and makes recommendations to the Board regarding non-employee director compensation (including equity plans).
	•	Oversees the evaluation of the Board and management.

In accordance with its charter, when a vacancy exists on the Board, the Nominating and Corporate Governance Committee identifies and evaluates potential director candidates and recommends to the Board individuals to fill such vacancy either through appointment by the Board or through election by shareholders. The Committee considers recommendations of management, shareholders and others. The Committee has the sole authority to retain and terminate any consultants or search firms used to identify director candidates.

When evaluating a potential director candidate, the Committee considers such criteria as it deems appropriate, including a candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable nature or size, and the interplay of a candidate’s experience with the experience of other Board members. This evaluation process is the same for nominees submitted by our shareholders. The Committee did not receive any recommendations from shareholders proposing candidates for election at the 2005 Annual Meeting.

All shareholder nominations for director must be submitted to the Corporate Secretary in writing at the Company’s principal office not later than 120 days before the anniversary of the prior year’s proxy statement in the case of an annual meeting and in the case of a special meeting, the close of business on the tenth day following the date on which the Company first publicly discloses the date of the special meeting. The notice must (i) give the shareholder’s name and address and those of the person(s) to be nominated; (ii) represent that the shareholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to make the nomination(s); (iii) describe any arrangements or understandings between the shareholder, the nominee(s) and any other person(s) (naming the person(s)) pursuant to which the nomination is made; (iv) provide any other information about the nominee(s) that must be disclosed in a proxy statement under the SEC’s proxy rules; and (v) include the consent of each nominee to serve as a director if elected.

Environmental Affairs Committee

Members	Principal Functions	Meetings in 2004
Patricia D. Mitchell, Chair Ronald D. Mc Cray P. Anthony Ridder John Warnock	Oversees the policies of the Company designed to carry out the Company’s commitment to preserving the natural environment of the communities it serves and the safety of its workplaces.	1

Executive Committee

Members	Principal Functions	Meetings in 2004
P. Anthony Ridder, Chair Kathleen Foley Feldstein M. Kenneth Oshman
When the Board is not in session, the Executive Committee may exercise all powers of the Board delegated to it, except certain actions specified in the Company’s bylaws, a copy of which is available on the Company’s website at www.kri.com.
None

Director Compensation

Director compensation is established in accordance with the Company’s Compensation Plan for Nonemployee Directors (the “Director Plan”). Our Board of Directors adopted the Director Plan effective July 1, 1997. Only non-employee directors are eligible to receive awards under the Director Plan. As described below, the Director Plan provides that non-employee directors receive the following compensation: (1) an annual retainer fee payable one half in Knight Ridder common stock and one half in cash or stock, at the director’s election; (2) board and committee meeting attendance fees; (3) an annual stock option grant; and (4) and in certain cases, retirement benefits.

Currently, non-employee directors receive an annual retainer of $60,000. Half of this retainer is paid in our common stock, and a director may choose to receive the balance in cash or stock. The annual retainer fee is paid in equal quarterly installments. Employee directors do not receive any compensation for serving as a member of our Board of Directors.

Non-employee directors receive a fee of $1,500 for each Board meeting and meeting of shareholders and $1,000 for each committee meeting attended except for Audit Committee members who receive $1,500 per meeting. Each non-employee director who chairs a committee receives the following annual fee: Audit Committee $10,000; Compensation Committee $8,000; Nominating and Corporate Governance Committee $8,000; and Environmental Affairs Committee $5,000. The Company also reimburses directors for travel and other expenses incurred in attending meetings.

Each December, each non-employee director is granted an option to purchase 5,000 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date the option is granted. Options have a term of ten years and vest in equal annual installments over a three-year period from the date of grant. Vested options may be exercised: (1) while serving as a director; (2) within five years after termination of service due to disability or retirement; (3) the earlier of three years after death or five years after termination of service if a director dies while serving on the Board; or (4) within three months after an optionee ceases to be a director for any other reason. Payment is required upon exercise of an option and may be made in cash or by delivery to the Company of shares of the Company’s common stock or a combination of cash and shares.

In accordance with the Director Plan, directors who met the following eligibility requirements when they retired from the Board receive an annual lifetime benefit commencing upon retirement from the Board if: (i) they were never employed by the Company; (ii) were age 65 or older on July 1, 1996; and (iii) had at least five years of service (or, if disabled, following at least two years of service) when they retired from the Board. The benefit ranges from 50% of the annual retainer fee for directors who retired after five years of service to 100% of the annual retainer fee for directors who retired with ten or more years of service. None of our current non-employee directors are eligible for this retirement benefit.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of the following five non-employee directors: M. Kenneth Oshman, Chair, Thomas P. Gerrity, Patricia Mitchell, Vasant Prabhu and Gonzalo Valdes-Fauli. No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during 2004. In addition, during 2004, no executive officer of the Company served as a director or as a member of the compensation committee of a company which employs a director of the Company.

Certain Relationships and Related Transactions

From time to time, Knight Ridder and its subsidiaries engage in transactions with companies where one of the Company’s executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

Mark Ernst, a director of the Company, is Chairman, President and Chief Executive Officer H&R Block, and Vasant Prabhu, a director of the Company, is Executive Vice President/Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc., each of which purchases advertising from certain of the Company’s newspapers.

Gonzalo F. Valdes-Fauli, a director of the Company, is a former Vice-Chairman of Barclays Capital and former Group Chief Executive Officer of Barclays Bank, Latin America, an affiliate of Barclays Bank plc, which provides certain pension management services to the Company.

In addition, Peter B. Ridder, President and Publisher of The Charlotte Observer, is a brother of the Company’s Chairman and Chief Executive Officer, P. Anthony Ridder, and Par Ridder, President and Publisher of the St. Paul Pioneer Press, is the son of P. Anthony Ridder. In 2004, Peter B. Ridder and Par Ridder received aggregate compensation of $411,589 and $394,045, respectively. Par Ridder also received a one-time relocation bonus of $248,253 in connection with his relocation to St. Paul, Minnesota when he was named publisher in 2004.

Item 2: Ratification of Appointment of Independent Auditors

The Audit Committee of the Board has selected Ernst & Young LLP, an Independent Registered Public Accounting Firm (“Ernst & Young”), to examine the books and accounts of the Company for the year 2005, and we are asking shareholders to ratify its selection. Ernst & Young has served as the Company’s independent auditors since 1951. Representatives of Ernst & Young will be present at the meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

Our By-laws do not require that the shareholders ratify the appointment of Ernst & Young as our independent auditors. We are seeking ratification because we believe it is a matter of good corporate governance practice. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young, but may retain Ernst & Young as the Company’s independent auditors. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

Fees and Services of Ernst & Young

For the fiscal years 2004 and 2003, fees for professional services provided by Ernst & Young were as follows (in thousands):

	2004	2003
Audit Fees (1)	$2,122	$1,344
Audit-Related Fees (2)	350	381
Tax Fees (3)	80	141
All Other Fees	—	—
Total	$2,552	$1,866

(1)	Includes fees associated with the annual audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly reports on Form 10-Q, fees related to regulatory filings and in 2004, the audit of internal controls over financial reporting.

(2)	Audit-related fees relate principally to audits of Company-sponsored employee benefit plans, as well as other audits and audit-related services for subsidiaries and affiliates.

(3)	Tax fees relate to tax compliance services.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the SEC’s requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided Ernst & Young.

Under the policy, particular services or categories of services are pre-approved, subject to a specific budget. During 2004, all services provided by Ernst & Young were approved by the Audit Committee pursuant to this policy.

The Audit Committee and the Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young.

Report of the Audit Committee

The Audit Committee of the Board is comprised of four non-employee directors. The Board has determined that each member of the Committee is “independent” and “financially literate” in accordance with the listing standards of the NYSE, and, in accordance with SEC and NYSE requirements, meets additional independence standards applicable to audit committee members. In addition, the Board has determined that Messrs. Ernst and Prabhu are “audit committee financial experts” as defined by the SEC.

Pursuant to the Committee’s charter, the Committee is responsible for assisting the Company’s Board of Directors in fulfilling its oversight responsibilities in reviewing (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s audit process, financial reporting function, systems of internal controls and compliance programs, (iii) the independent auditors’ qualifications and independence and (iv) the Company’s compliance with legal and regulatory standards and requirements. The Company’s management retains primary responsibility for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent auditors, Ernst & Young, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on such audit.

In fulfilling its responsibilities, during fiscal year 2004, the Committee met eight times, and held discussions with management, the Company’s internal auditors and Ernst & Young. The Committee Chair met with management and Ernst & Young four additional times in 2004 to review the Company’s quarterly earnings releases. The full Committee reviewed the Company’s quarterly and annual financial statements with both management and Ernst & Young prior to issuance. Management has represented to the Committee, and Ernst & Young has confirmed, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Committee discussed with the Company’s internal and external auditors the scope and plans for their respective audits. The Committee met with the internal and external auditors, with and without management present, to discuss the results of their examinations, evaluations of the Company’s internal controls and the quality of the Company’s financial reporting. We also reviewed and discussed with management, the internal auditors and Ernst & Young management’s report on the Company’s internal control over financial reporting and Ernst & Young’s attestation.

The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Committee has received from and discussed with Ernst & Young its written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young the independent auditors’ independence from management and the Company. The Committee has also considered whether the provision of non-audit services by Ernst & Young in 2004 is compatible with maintaining the auditors’ independence.

Based upon these reviews and discussions, the Committee has recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 26, 2004 be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 26, 2004. The Committee has also selected Ernst & Young as the Company’s independent auditors for fiscal year 2005 and we are presenting the selection to shareholders for ratification.

The Audit Committee

Gonzalo F. Valdes-Fauli, Chair
Mark Ernst
Kathleen Foley Feldstein
Vasant Prabhu

Item 3: Re-Approval of the Material Terms of our Annual Incentive Plan

We are asking shareholders to re-approve the material terms of our Annual Incentive Plan (the “Plan”). At the 2000 Annual Meeting, shareholders approved the material terms of the Plan, including the performance goals. However, we are asking for re-approval of the material terms of the Plan, including the performance goals, because we believe that it is consistent with good corporate governance practices and federal tax laws. The Board of Directors has determined that it is in the Company’s best interests to continue to provide annual incentives for achievement of key financial and other business growth goals under the Plan. Accordingly, we are seeking re-approval of the material terms of the Plan.

Description of the Material Terms of the Performance Goals

The Plan is designed to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) limits our ability to claim a federal income tax deduction for compensation in excess of $1 million paid in any year to our chief executive officer and any of the other four most highly compensated executive officers, unless it constitutes “qualified performance-based compensation,” as defined by the Internal Revenue Service (“IRS”). Under the IRS rules, the material terms of the performance goals under the Plan are: (i) the class of employees eligible to receive awards; (ii) the performance criteria upon which the performance goals are based; and (iii) the maximum amount payable to a participant during a specified period.

Eligible Employees

Certain of our key executives and employees and top management at our business units are eligible to receive cash bonus awards under the Plan. Approximately 237 individuals are currently eligible to participate in fiscal year 2005. See the caption “Eligibility” below for a complete description of eligible participants.

Performance Criteria

The performance criteria that may be used to establish performance goals are financial performance (65%) and non-financial performance (35%). Unless otherwise determined by the Compensation Committee of the Board (the “Committee”), the financial performance criteria will be operating profit, while the non-financial measures will be based upon major elements of the Company’s or business unit’s strategies that may include circulation/audience growth, strategic revenue initiatives, quality journalism and leadership/diversity.

Maximum Awards

The maximum award payable for a plan year to a participant is $2,500,000.

Description of the Material Terms of the Plan

The following is a brief description of the material terms of the Plan.

Purpose. The Plan is intended to motivate and reward corporate executives and top management at individual operating units who contribute significantly to the Company’s success.

Administration of the Plan. The Plan is administered by the Committee. The Committee has the authority to interpret the provisions of the Plan and to make any rules and regulations necessary to administer the Plan.

Eligibility. The following individuals are eligible to participate in the Plan:

•	Corporate officers and certain director-level corporate employees;

•	Newspaper publishers and other business unit operating heads who report directly to top officers;

•	Top editors, general managers and all division directors; and

•	Certain other positions that can have significant impact on the Company’s and/or a business unit’s results.

Awards. Only cash awards may be granted under the Plan. As described in detail in the Report of the Compensation Committee on page 29, a participant’s cash award is a specified target percentage of his or her salary. The target percentage varies by salary ranging from up to 25% to 50%, except for our chief executive officer, whose target is currently 80%. The Committee will annually establish the target award for the chief executive officer and the next highest ranking executive officer. The actual amount of the award depends on the degree of attainment of the performance goals. Actual financial awards can range between 0% and 300% of the financial target award and actual non-financial awards can range between 0% and 100% of the non-financial target award. An award may be paid based on the achievement of one type of measure even if no award was earned for another type of measure. The Committee has the discretion to decrease (but not increase) awards under the Plan.

Termination and Amendment of the Plan. The Committee may, without notice, amend, suspend or revoke the Plan.

Payment and Deferral. Awards will be paid in cash following the end of the plan year, unless a participant has elected to defer any portion of their bonus under our Annual Incentive Deferral Plan, as described under the caption “Deferred Compensation Plan” on page 37.

Federal Tax Consequences of the Plan

Awards under the Plan will constitute ordinary income to the participants for federal income tax purposes upon receipt. We will generally be entitled to a federal tax deduction equal to the taxable ordinary income realized by the participant. However, if shareholders do not approve this proposal, cash awards paid under the Plan to a covered employee i.e., the chief executive officer and the other four most highly compensated executive officers, will be included in the compensation subject to the $1 million deductibility limit under Section 162(m).

Plan Benefits

The overall structure of the Plan and the method of calculation of awards under the Plan are substantially the same as when the material terms of the Plan were originally approved by the shareholders at the 2000 Annual Meeting. However, since the non-financial performance criteria differ in certain respects from year to year, we cannot now determine the amount that would be paid in the future or would have been paid for the last completed fiscal year to any particular person or group under the Plan.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the material terms of the Annual Incentive Plan.

Overview of Management’s Proposals in Items 4 and 5

This year we are asking shareholders to approve two proposals in connection with our Employee Stock Option Plan (the “Option Plan”). The Board believes that approval of these proposals is critical to the Company’s ability to attract, retain and motivate the talent necessary to support the Company’s continued success.

The first proposal seeks shareholder approval to amend and restate the Option Plan as the Knight-Ridder, Inc. Employee Equity Incentive Plan (the “2005 Plan”) to, among other things, expand the types of equity and long-term incentive vehicles we can grant to employees and directors to include restricted stock and awards that vest based on achievement of performance objectives. It also prohibits repricing stock options without shareholder approval.

The second proposal seeks shareholder approval to increase the total number of shares available for grant under the Option Plan, or under the 2005 Plan, if Item 4 is approved by shareholders, by 2.2 million shares, which the Board expects will provide sufficient shares to make competitive equity grants for three years, through 2007. It also seeks a corresponding increase in the number of shares that may be issued as awards of restricted stock, stock bonuses, restricted stock units and cash performance rights under the 2005 Plan.

The Board of Directors believes that approval of the proposals described in Items 4 and 5 below is in the best interest of the Company and our shareholders and recommends that shareholders vote “FOR” Items 4 and 5.

The 2005 Plan is designed to achieve the following objectives:

1.	Empower the Board to grant competitive equity incentives to key executives and employees, while maintaining net annual share awards at below 1.5% of total shares outstanding. We are requesting under Item 5 an additional 2,200,000 shares, which we anticipate using over three years.

2.	Enable the Company to respond to changes in the competitive marketplace by making available a broader variety of stock compensation awards, including: stock options, restricted stock awards subject to either time-based or performance-based vesting criteria, stock appreciation rights and stock bonus awards. Today, stock options are the only form of equity compensation being used by Knight Ridder. However, the variety of awards available under the 2005 Plan will give us the flexibility to respond to changes in the competitive marketplace and to make equity compensation grants that balance shareholder dilution concerns, financial cost impact, and the desire to link compensation to Company performance.

3.	Further compensation and corporate governance best practices. The 2005 Plan prohibits stock option repricing without shareholder approval, and does not contain an evergreen provision. The 2005 Plan also limits the number of shares that may be issued under stock compensation awards other than stock options or stock appreciation rights priced at full market value on the date of grant. The maximum number of shares which may be granted to a continuing employee in a single year has been reduced by 33% (from 300,000 to 200,000).

Background on Stock Compensation at Knight Ridder

Shareholders may remember that the Company last sought shareholder approval for an increase in the number of shares available for issuance under our Option Plan in 2002. At that time, we estimated that the increase, together with remaining available shares, would last two years, through 2003. Through prudent use of our stock option program, we extended the life of that equity pool an additional year, through 2004. However, only 1,700,000 shares are currently available for future awards under the Option Plan.

In addition, since 2001, we have reduced the total number of shares granted in our annual stock option grant process by approximately 15% per year. Also, as illustrated in the table below, the cost of our equity compensation programs has been among the lowest in recent years when compared to the companies in the S&P 500 Publishing Index.(1)

	Stock-Based Compensation Expense as a % of Revenue			Stock-Based Compensation Expense as a % of Net Income
	2001	2002	2003	2001	2002	2003	2001–2003 Change in Stock-Based Compensation Expense
Dow Jones	0.96%	1.17%	1.31%	17.39%	9.05%	11.86%	18.41%
Gannett	0.55%	0.82%	0.95%	4.19%	4.55%	5.29%	84.03%
McGraw Hill	0.34%	0.28%	0.19%	2.18%	2.25%	2.44%	–38.79%
Meredith	0.54%	0.65%	0.64%	7.97%	7.06%	299.65%	22.17%
New York Times	1.56%	1.59%	1.50%	10.61%	16.34%	15.99%	2.56%
Tribune	1.06%	1.59%	1.36%	50.09%	19.30%	8.51%	36.21%
Average	0.84%	1.02%	0.99%	15.41%	9.76%	57.29%	20.76%
Median	0.76%	1.00%	1.13%	9.29%	8.06%	10.18%	20.29%
Knight Ridder	0.73%	0.51%	0.50%	11.85%	5.84%	4.94%	–33.20%

(1)	Represents stock-based compensation expense reported in the footnotes to each company’s financial statements as reported in each Company’s Form 10-K for fiscal year 2003. Revenue and net income are as-reported GAAP figures.

Item 4: Approval of the Amendment and Restatement of the
Company’s Employee Stock Option Plan

General

On February 1, 2005, the Compensation Committee and the Board of Directors approved the amendment and restatement of our Employee Stock Option Plan as the Knight-Ridder, Inc. Employee Equity Incentive Plan (the “2005 Plan”), subject to approval of the Company’s shareholders at the 2005 Annual Meeting.

The following is a brief description of the material terms of the 2005 Plan and the material differences between the 2005 Plan and the Option Plan.

Description of the 2005 Plan

Administration of the 2005 Plan. The 2005 Plan will be administered by the Compensation Committee of the Board or by the Board acting as the Committee (the “Committee”). The Committee will have the authority to (i) interpret the 2005 Plan, (ii) establish and revise rules and regulations relating to the 2005 Plan, (iii) select individuals to receive awards, (iv) determine the vesting, exercisability, transferability and payment of awards, and (v) make any other determinations that it believes necessary or advisable for the administration of the 2005 Plan.

Duration. The 2005 Plan will terminate on April 27, 2015, unless terminated earlier by the Board.

Amendment; Termination. The Board may terminate or amend the 2005 Plan at any time. However, no amendment may be made without the approval of our shareholders to the extent approval is required by applicable law. In addition, no amendment that is detrimental to a 2005 Plan participant may be made to any outstanding award without the consent of the participant.

Eligibility. Employees and directors of the Company and its subsidiaries who are selected by the Committee may be granted awards under the 2005 Plan, provided that only employees may receive incentive stock options.

Awards. The following types of awards may be granted under the 2005 Plan.

•	Non-qualified and incentive stock options;

•	Restricted stock awards;

•	Stock bonus awards;

•	Stock appreciation rights (“SARs”);

•	Restricted stock units; and

•	Cash performance rights.

Shares Subject to the 2005 Plan. A total of 41.5 million shares — net of canceled or terminated shares — have been awarded or currently are subject to outstanding awards since approval of the Employee Stock Option Plan by shareholders thirty-four years ago. That leaves just 1.7 million shares remaining for future awards of the current maximum number of shares that previously had been approved as available for issuance. If Item 5 is approved, the number of shares available for future issuance under the 2005 Plan would increase to 3.9 million shares. Shares that are subject to: (a) issuance upon exercise of an option or SAR granted under the 2005 Plan but are not issued by reason of forfeiture of the option or SAR; (b) an award granted under the 2005 Plan but are forfeited or are repurchased by us at the original issue price; or (c) an award granted under the 2005 Plan that otherwise terminates without shares being issued, will return to the pool of shares available for grant and issuance under the 2005 Plan. The shares to be delivered under the 2005 Plan will be made available from authorized but unissued shares of our common stock or from treasury shares.

Limit On Awards Under the 2005 Plan. No employee will be eligible to receive more than 300,000 shares under awards in the year of his or her hire or 200,000 shares annually thereafter. In addition, unless shareholders approve Item 5 below, the maximum number of shares that may be issued under the 2005 Plan as restricted stock, stock bonuses, restricted stock units and cash performance rights will be 500,000. The exercise price of stock options and the grant price of SARs may not be less than the fair market value of our common stock on the date of grant.

Performance-based Awards. The Committee may specify that the achievement of certain performance measures as described below will determine the degree of granting, vesting and/or payout with respect to awards that the Committee intends will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The performance measures include (i) revenue and/or revenue growth; (ii) earnings before interest expense, income taxes, depreciation and amortization and/or earnings before interest expense, income taxes, depreciation and amortization growth; (iii) operating income and/or operating income growth; (iv) net income and/or net income growth; (v) earnings per share and/or earnings per share growth; (vi) total shareholder return and/or total shareholder return growth; (vii) return on equity; (viii) operating cash flow margin; (ix) adjusted operating cash flow margin; (x) economic value added; (xi) individual business objectives; and (xii) Company specific operational metrics.

Certain Corporate Transactions. The 2005 Plan provides that, upon a Corporate Transaction (as defined in the 2005 Plan), the successor corporation may assume or replace outstanding awards or provide substitute equivalent awards or substantially similar consideration to participants as was provided to shareholders. If the successor corporation, if any, refuses to assume or replace the awards, the awards will immediately vest as to 100% of the shares subject to and on such conditions as the Board determines. If a participant is terminated by the Company or any subsidiary without cause or resigns for good reason within one year from the date of the Corporate Transaction, then the vesting of all outstanding awards for such participant will accelerate in full as to 100% of the shares on the date of such termination.

Repricing Prohibited. Repricing, or reducing the exercise price of a stock option or stock appreciation right without shareholder approval is prohibited.

Transferability. Awards generally will be non-transferable except upon a participant’s death, although the Committee may allow a participant to transfer a nonqualified stock option award to an authorized transferee.

Tax Withholding. We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2005 Plan. The withholding requirement may be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares having a fair market value equal to the minimum withholding obligation.

The table below summarizes the material differences between the proposed 2005 Plan and the existing Option Plan.

Material Terms	Proposed 2005 Plan	Existing Option Plan
Plan Term:	10 years from date of shareholder approval.	No term.

Eligible Participants:	Non-employee directors and employees of the Company and its subsidiaries.	Employees of the Company and its subsidiaries. Non-employee directors are not eligible.

Award Types:	(1) Non-qualified and incentive stock options; (2) Restricted stock awards; (3) Stock bonus awards; (4) Stock appreciation rights; (5) Restricted stock units; and (6) Cash performance rights.	(1) Non-qualified and incentive stock options; and (2) Stock appreciation rights.

Share Limits:
No employee will be eligible to receive more than 300,000 shares under awards in the year of hire or 200,000 shares annually thereafter.

No more than 500,000 shares may be granted pursuant to awards of restricted stock, stock bonuses, restricted stock units and cash performance rights.
No person may receive options and/or stock appreciation rights for more than 300,000 shares in a calendar year.

Repricing:	Prohibited without shareholder approval.	Plan is silent.

Federal Income Tax Consequences Under the 2005 Plan

The discussion set forth below is intended for general information only. Foreign, state and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee upon exercise. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares.

Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

Stock Appreciation Rights. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock Awards/Performance Awards. No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

New Plan Benefits

Granting awards under the 2005 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group under the 2005 Plan. Since adoption of the 2005 Plan in February 2005, no awards have been granted under the 2005 Plan.

On March 7, 2005, the closing price of our common stock on the New York Stock Exchange was $67.62.

The Board of Directors recommends that shareholders vote FOR the amendment and restatement of the Employee Stock Option Plan.

Item 5: Approval of Amendments to the Employee Stock Option Plan
Relating to the Share Reserve

In addition to asking shareholders to approve the amendment and restatement of our Employee Stock Option Plan (“Option Plan”) as the Knight-Ridder, Inc. Employee Equity Incentive Plan (the “2005 Plan”) as described in detail in Item 4 above, we are also asking shareholders to approve an additional amendment. Except as described above in Item 4, the Option Plan is substantially similar to the 2005 Plan.

On February 1, 2005, the Compensation Committee and the Board of Directors, subject to approval by the Company’s shareholders at the 2005 Annual Meeting, approved an amendment to our Employee Stock Option Plan — current or as amended and restated — to increase by 2.2 million the number of shares of common stock reserved for issuance thereunder, and increase (under the 2005 Plan) the limit on any awards of restricted stock, stock bonuses, restricted stock units and cash performance rights from 500,000 to 1,160,000 shares.

We are requesting an additional 2.2 million shares to be used over three years. Currently, only approximately 1.7 million shares are available for future awards under the Option Plan. We believe that our stock option program has been an important factor in attracting and retaining key executives and employees and that continuation of the stock option program in combination with the other types of equity and long-term incentives such as restricted stock that we propose to make under the 2005 Plan is important for the Company to remain competitive. Therefore, subject to shareholder approval, we amended the Option Plan to make available for grant an additional 2.2 million shares of the Company’s common stock. In light of historical usage and expected future grants, we believe that this increase, together with current available shares, will be sufficient to meet the Company’s projected needs through 2007.

We believe that our stock compensation program, as proposed to be amended in Items 4 and 5, would result in limited net annual share awards of less than 1.5% of total shares outstanding as of fiscal year end.

Over the past three fiscal years, our net annual stock option grants have averaged 1.7%. If shareholders approve the 2005 Plan, we plan to limit our use of stock options even further, which will result in less dilution. Our share repurchase program, if continued consistent with historical practices, would more than offset this dilution. Historically, repurchasing shares has been an integral part of our financial strategy. Since we initiated our share repurchase program in 1994, we have typically repurchased more than the number of shares issued during each year, and in some cases many more.

Also, we have actively (and we believe, prudently) managed our equity compensation programs. We stretched the 2002 increase approved by shareholders to three years instead of the two we originally anticipated. We have also reduced the total number of stock options granted on an annual basis by approximately 15% per year.

As described under the caption “Description of the 2005 Plan — Limit on Awards Under the 2005 Plan” on page 23 of our discussion of Item 4, the 2005 Plan would limit the number of shares that may be issued as awards of restricted stock, stock bonuses, restricted stock units and cash performance rights because we believe that it is simply good corporate governance to do so. We are asking shareholders, in approving the 2.2 million additional shares available for grant, to increase the limit on the number of shares that may be issued as awards of restricted stock, stock bonuses, restricted stock units and cash performance rights.

The Board of Directors recommends that shareholders vote FOR this proposal.

Equity Compensation Plan Information

The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 26, 2004. The table does not include information about our proposed 2005 Plan which is being submitted for shareholder approval at the Annual Meeting.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by shareholders (1)	11,061,259	(2)	$61.53	2,101,454	(3)
Equity compensation plans not approved by shareholders (4)	179,000	(5)	64.28	176,997	(6)
Total	11,240,259		$61.75	2,278,451

(1)	Consists of our Employees Stock Purchase Plan and Employee Stock Option Plan.

(2)	Represents shares issuable upon the exercise of outstanding stock options under our Employee Stock Option Plan.

(3)	Represents 1,631,092 shares available for future issuance under our Employee Stock Option Plan and 470,362 shares available for future issuance under our Employees Stock Purchase Plan. These shares do not include the additional shares we are asking shareholders to approve in accordance with our proposal in Item 5 on page 25.

(4)	Consists of our Compensation Plan for Nonemployee Directors (the “Director Plan”). Our Board of Directors adopted the Director Plan effective July 1, 1997. Under the then-current rules of the NYSE, no shareholder approval was required for the Director Plan. Only non-employee directors are eligible to receive awards under the Director Plan. As described in greater detail under the captions “Director

Compensation” beginning on page 15, the Director Plan provides that non-employee directors receive the following compensation: (1) an annual retainer fee payable one half in Knight Ridder common stock and one half in cash or stock, at the director’s election; (2) board and committee meeting attendance fees; (3) an annual stock option grant; and (4) and in certain cases, retirement benefits. All options vest in three equal installments over a three-year period from the date of grant.

(5)	Represents shares issuable upon the exercise of outstanding stock options under the Director Plan.

Item 6: Shareholder Proposal

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, holder of 80 shares of Knight Ridder common stock, has given notice of its intention to propose the resolution set forth below at the Annual Meeting. If the shareholder proponent, or a representative who is qualified under state law, is present and submits the proposal for a vote, shareholders will vote on the proposal at the Annual Meeting.

“RESOLVED: The shareholders of Knight-Ridder, Inc. (“Knight-Ridder” or “the Company”) urge the Board of Directors (the “Board”) to amend the by-laws to require that an independent director who has not served as the chief executive of the Company serve as Board Chair. Implementation will be deferred until the 2006 Annual Meeting of Shareholders.”

The International Brotherhood of Teamsters General Fund has submitted the following statement in support of its resolution:

“SUPPORTING STATEMENT: It is the responsibility of the Board of Directors to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. The Board exists to ensure that management acts in the best long-term interests of the shareholders.

Currently at Knight Ridder, Mr. P. Anthony Ridder holds the positions of both Chairman of the Board and CEO. We believe that one person cannot adequately represent the interests of shareholders and provide the necessary leadership and objectivity as Chairman when he holds both positions. Further, an appearance of a conflicted Board Chair can damage the credibility of the Company’s market worth. We believe a clear delineation between the roles of Chair and CEO promotes greater accountability to Knight-Ridder shareholders.

In lieu of splitting the positions of Chairman and CEO many companies have decided to formally appoint a lead director. According to Knight-Ridder’s Corporate Governance Guidelines there is no lead director at the Company, and “it is not necessary (to appoint one).” We believe that such a position is in direct conflict with enhancing independent Board leadership at Knight-Ridder.

Other institutional investors and corporate governance experts agree that oversight of management in the form of an independent chairman of the board promotes corporate accountability:

•	CalPERS’ Corporate Governance Guidelines state, “The independence of a majority of the Board is not enough. The leadership of the board must embrace independence, and must ultimately change the way in which directors interact with management.”

•	The Ethical Funds and Domini Social Investments Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders.

•	The Conference Board Commission on Public Trust and Private Enterprise has found that, “...separating the positions of Chairman and CEO is fully consistent with the objectives of the [Sarbanes-Oxley] Act, the proposed New York Stock Exchange listing requirements, and the proposed

[1]	Ethical Funds Proxy Voting Guidelines, The Ethical Funds, § 3.0 (3.2.3), 2003, and Proxy Voting Guidelines & Shareholder Activism, Proxy Season 2002, 7th Edition. Domini Social Investments, Pg. 25 (2002).

NASDAQ requirements, and that separating the roles of Chairman and CEO enhances implementation of the Act and stock exchange reforms.”[2]

We believe the recent wave of corporate scandals demonstrate that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We urge shareholders to vote FOR this proposal.”

Management’s Response

The Board of Directors recommends a vote AGAINST the adoption of this shareholder proposal.

We believe that the separation it seeks to require is neither necessary nor in the best interests of the Company or its shareholders. Here are the reasons:

(1)	Our Board has already established comprehensive corporate governance practices (including those listed below) that we believe are more effective in ensuring independent oversight of management’s performance for the benefit of our shareholders than the shareholder proposal.

•	The business and affairs of the Company are managed under the direction of a very active Board that is overwhelmingly independent. Currently, all members of the Board except Mr. Ridder are independent as defined by New York Stock Exchange rules.

•	The independent directors meet regularly in executive session without management present to review, among other things, Mr. Ridder’s performance. Although we do not have a lead director, the independent directors may designate a director to chair these sessions; otherwise the chair of the audit, nominating and corporate governance and compensation committees rotate as the presiding director.

•	A great deal of the Board’s business is conducted by the independent committees and reported to the full Board in presentations by the committee chairs.

(2)	Any decision to separate or combine the offices of CEO and Board Chairman should be evaluated on its merits by the Board in light of the relevant circumstances facing the Company. The shareholder proposal would undermine the Board’s flexibility in that respect. It would circumvent the Board’s ability to make fundamental decisions regarding the leadership of the Company.

(3)	We believe that to be an effective chairman, an individual must be intimately familiar with the business and operations of a company. As an actively engaged chief executive officer, we believe that Mr. Ridder well fulfills that requirement.

(4)	We believe that to “separate” the positions of chairman and chief executive officer could result in a structure that is nominal, but not actual.

All that said, we believe that such a separation may be appropriate under certain specific circumstances (e.g., during periods of leadership transition). But we believe that the Board should be the final arbiter of those circumstances. Currently, we believe that it is in the best interests of the Company and its shareholders for Mr. Ridder to serve as Chairman and CEO. Our current leadership model strikes an appropriate balance between strong executive leadership and independent oversight of management’s performance and is working well for the Company and delivering results for shareholders.

For the reasons stated above, the Board of Directors recommends a vote AGAINST the adoption of this shareholder proposal.

[2]	The Conference Board Commission on Public Trust and Private Enterprise, Findings and Recommendations, Jan. 9, 2003.

Executive Compensation

Report on Executive Compensation
by the Compensation Committee

Overview

The Compensation Committee of the Board administers the Company’s executive compensation program, and in consultation with senior management, establishes the Company’s general compensation philosophy and oversees the development and implementation of compensation programs. Each member of the Committee is independent as defined by the NYSE’s listing standards.

In July 2003, the Committee adopted a charter that describes the Committee’s purpose, goals and responsibilities and membership guidelines. A copy of the charter is available on the corporate governance section of the Company’s website at www.kri.com.

The Committee has furnished the following report on executive compensation for 2004:

What is our executive compensation philosophy?

We firmly believe that the interests of the Company and its employees are inseparable. In support of that principle, the Committee has designed the Company’s executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To promote Company performance, we link a significant portion of executive compensation to the Company’s operating results. The objectives of our program are:

•	To align the interests of executives with the long-term interests of shareholders through awards whose value over time depends upon the performance of the Company’s common stock;

•	To provide compensation comparable to that offered by other peer companies, enabling the Company to attract, retain and motivate talented executives who are critical to the Company’s long-term success;

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement; and

•	To set guidelines for substantial stock ownership by executives.

What are the elements of executive compensation?

In 2004, the Committee structured executive compensation to consist principally of base salary, annual bonus, long-term incentive awards and stock options. In this way, a significant portion of the value ultimately realized by the executives, including the Chairman and Chief Executive Officer, will depend upon the Company’s performance and can be considered “at risk.”

The Company’s executives also participate in a retirement plan, health plan, 401(k) plan and other voluntary benefit plans that the Company makes available to all employees generally. Among these are relocation benefits, such as temporary living expenses. One-time relocation bonuses are sometimes provided to employees to assist with miscellaneous moving expenses and help compensate for housing differentials. The Company also provides executives with a voluntary deferred compensation arrangement, which is similar to those typically offered to executives by the companies with which the Company competes for talent.

How did we determine base salaries for 2004?

The Committee establishes senior executive salaries based on our review of the executive’s performance and compensation history, and information on salary levels at comparable companies. Each year the Committee conducts a competitive compensation analysis for the top five executives. For 2004, this analysis was based on comparative data prepared by both the Company’s senior human resources officer and by an outside compensation consultant that the Committee has retained to advise it on executive compensation matters.

The comparison group we chose for compensation purposes consisted of our competitors in the newspaper industry (the “Comparison Group”). We obtained data for the Comparison Group from a number of sources, including proxy statements, other publicly available information and surveys by consulting firms.

Base Salaries of Executive Officers

Data for the Comparison Group supported an annual increase in base salaries for 2004. The base salaries of our executives were generally between the median and 75th percentile for salaries of executives in the Comparison Group. The base salary for each of the named executive officers in 2004 is reported in the Summary Compensation Table that follows this report.

Base Salary of the Chief Executive Officer

In 2004, Mr. Ridder received a base salary of $980,000, which is the salary rate that has been in effect for him since March 1, 2003. Although Mr. Ridder did not receive a base salary increase in 2004, his performance-based annual incentive opportunity was increased from 70% to 80% of base salary. We believe that Mr. Ridder’s current base salary is consistent with the salaries of chief executive officers in the Comparison Group and with the Committee’s evaluation of Mr. Ridder’s leadership and management of the Company.

How did we determine bonuses for 2004?

Annual Incentive Plan

We award cash bonuses under the Company’s Annual Incentive Plan. Under the plan, participants are eligible for cash bonuses ranging from 25% of salary in the case of participants whose annual salary is less than $50,000 to 50% in the case of those whose salary exceeds $250,000, and 80% for Mr. Ridder. In 2004, sixty-five percent of an executive’s bonus potential was tied to financial performance. Thirty-five percent was tied to specific non-financial objectives for the Company. For corporate participants, it was the financial performance of the Company on a consolidated basis compared to budget. For business unit participants, it was the financial performance of the individual business unit compared to its budget. In 2004, the measure of financial performance was operating profit.

Under the plan, if the Company (or a business unit) meets its financial budget, the executive receives 100% of the portion of the potential bonus tied to financial performance (i.e., 65%). If operating profit is above or below budget, then the financial awards paid to plan participants will range from 0% of the targeted bonus (in the case of financial performance less than or equal to 90% of budget) to 300% of the targeted bonus (if the budget is exceeded by more than 20%). In order to achieve a payout under the plan greater than 200%, two criteria must be met: business unit operating profit must be at least 12% above prior year; and business unit operating profit must exceed Year 2000 levels. The total financial award payout for all participants in a business unit will be capped once the aggregate bonus amount above target bonus equals 25% of the amount that actual operating profit performance exceeds target. Plan participants may elect to defer any portion of their bonus to a later year.

Bonuses for Executive Officers

In 2004, the Committee awarded bonuses to each executive officer under the Annual Incentive Plan. The bonus for each of the named executive officers is set forth in the Summary Compensation Table that follows this report.

Bonus for the Chief Executive Officer

Mr. Ridder participates in the Company’s Annual Incentive Plan which aligns participating executives’ compensation directly to the Company’s operating results and ultimately to shareholder value. For 2004, Mr. Ridder’s bonus target was set at 80% of his salary.

What is our position on the deductibility of executive compensation?

Provisions of federal tax law deny a company a tax deduction to the extent certain executives’ total compensation (excluding certain categories of “performance based” compensation) exceeds $1,000,000 in any year. At the 2000 Annual Meeting, shareholders of the Company approved certain amendments to the material terms of the Company’s Annual Incentive Plan to ensure that compensation paid by the Company to executive officers pursuant to the plan would be deductible by the Company for federal income tax purposes.

What were the long-term incentive awards in 2004?

Long-term incentives consist of stock options and Long-Term Incentive Plan awards. Both types of awards serve to focus executive attention on the long-term performance of the Company.

2004 Stock Option Grants

Under the terms of the Company’s Employee Stock Option Plan, the Committee may grant executive officers and other key employees options to purchase shares of the Company’s common stock at the fair market value (i.e., market price) on the option grant date. The options granted in 2004 vest in three equal installments over a three-year period from the date of grant and expire ten years after the date of grant.

The plan is designed to permit those executives who contribute to the performance of the Company and the market price of its common stock to benefit along with shareholders from increases in the value of the Company’s common stock.

In 2004, after reviewing the Company’s financial performance and the competitive analysis prepared by the Committee’s compensation consultant, Compensia, we provided long-term incentive awards to executives by granting employee stock options. The value of stock options awarded to each of the senior executives (including Mr. Ridder) was between the median and 75th percentile of recent awards given by companies in the Comparison Group. The number of stock options of the Company awarded to each of the named executive officers is set forth in the Stock Option Grants Table that follows this report.

Long-Term Incentive Plan

In January 2003, upon the recommendation of this Committee, the Board approved and adopted a cash-based long-term incentive plan. The plan is intended to motivate and reward executives for achieving total shareholder return (“TSR”) equal to or greater than the median TSR of the companies in the Comparison Group. Participants are selected to participate in the plan prior to the commencement of a three-year performance period and are eligible to receive a cash award at the end of each performance period if certain specified performance targets are achieved. An executive’s ability to receive an award is contingent upon and related directly to the total return received by shareholders on their investment in the Company’s stock over a three-year period, compared to the return received by shareholders of the companies in the Comparison Group. TSR is calculated by adding a company’s annual stock appreciation and dividends (assuming dividends were reinvested at the end of each quarter in which a dividend is paid). All of the named executive officers participate in the plan.

What are the Company’s stock ownership guidelines?

To support the Company’s desire to increase management stock ownership, the Company established stock ownership guidelines for all of the Company’s executive officers and certain other key employees. The guidelines set what we believe is an appropriate level of ownership of Knight Ridder common stock as a multiple of the executive’s annual base salary (based on the market value of the stock). The multiple ranges from five times base salary (in the case of Mr. Ridder), to three times base salary (in the case of corporate senior vice presidents), to two times base salary (in the case of corporate vice presidents and publishers of the Company’s largest newspapers). The Company’s executive officers and certain other key employees are expected to achieve the applicable level of ownership over a three-year period.

The Committee believes these guidelines have the positive effect of further aligning the interests of the executives and key employees with that of all shareholders.

The Compensation Committee

M. Kenneth Oshman, Chair
Thomas P. Gerrity
Patricia Mitchell
Vasant Prabhu
Gonzalo Valdes-Fauli

Compensation of Executive Officers

The following table sets forth information regarding the compensation during the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers in 2004:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name/Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)
P. Anthony Ridder	2004	980,000	718,105	155,000	—	20,172
Chairman and CEO	2003	972,405	455,637	175,000	2,219,178	19,614
	2002	940,500	802,825	175,000	—	16,277

Steven B. Rossi	2004	673,000	370,299	60,000	—	13,112
Senior Vice President/	2003	645,962	216,285	110,000	1,370,669	10,459
Finance and Chief	2002	615,000	374,981	90,000	—	8,573
Financial Officer

Mary Jean Connors	2004	564,308	258,768	58,000	—	10,035
Senior Vice President	2003	540,577	180,944	65,000	1,253,183	9,715
	2002	535,000	326,203	60,000	—	8,077

Gary R. Effren	2004	511,923	234,768	27,000	—	8,973
Vice President/Finance	2003	470,289	157,933	60,000	652,699	8,589
	2002	425,000	259,133	60,000	—	6,557

Gordon Yamate	2004	437,885	200,696	27,000	—	8,167
Vice President	2003	424,385	142,107	30,000	840,388	8,324
and General Counsel	2002	420,000	256,085	30,000	—	6,500

(1)	Except for Messrs. Rossi and Effren, the positions listed are the principal positions held by each of the named executive officers during fiscal year 2004. Messrs. Rossi and Effren became Senior Vice President/Finance and Chief Financial Officer and Vice President/Finance, respectively, effective January 1, 2005. Previously, Mr. Rossi served as the Company’s President/Newspaper Division and Mr. Effren served as Senior Vice President/Finance and Chief Financial Officer.

(2)	Amounts represent the value of shares and accrued dividends issued to the named executive officers in accordance with the Company’s 1997 Long-Term Incentive Plan. The performance period under the Company’s 1997 Long-Term Incentive Plan ended on December 31, 2002. The plan provided that none of the shares would vest unless the Company’s total shareholder return (“TSR”) was positive and at least equal to the median TSR of the other companies in the Company’s comparison group during the performance period (January 1, 2000 through December 31, 2002). Upon satisfaction of those conditions, 15% of the shares would vest if the Company’s TSR was equal to the peer group median and 100% of the shares would vest if the Company’s TSR was at the 90th percentile of the peer TSR or higher. In accordance with the plan, 100% of the shares granted to the participants vested because the Company’s TSR was greater than that of all other companies in the peer group during the performance period. In January 2003, the Company issued the vested shares and accrued dividends to plan participants, including the named executive officers.

(3)	The amounts listed for 2004, 2003, and 2002, respectively, represent (i) matching contributions to the named executive officers under the Company’s 401(k) Plan as follows: Mr. Ridder, $6,000, $5,553, and $5,500; Mr. Rossi, $6,150, $6,000, and $6,000; Ms. Connors, $6,150, $6,000, and $6,000; Mr. Effren, $6,150, $6,000, and $5,500; and Mr. Yamate, $5,766, $6,000, and $5,484; and (ii) the cost of life insurance on the lives of the named executive officers in 2004, 2003, and 2002, respectively, as follows:

Mr. Ridder, $14,172, $14,061 and $10,777; Mr. Rossi, $6,962, $4,459 and $2,412; Ms. Connors, $3,885, $3,715 and $2,077; Mr. Effren, $2,823, $2,589 and $1,057; and Mr. Yamate, $2,401, $2,324 and $1,016.

The following table sets forth information regarding stock options granted in 2004 to the executive officers named in the Summary Compensation Table:

Option/SAR Grants In Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value ($)(1)(2)
P. Anthony Ridder	155,000	8.4	67.315	12/13/2014	1,701,156
Steven B. Rossi	60,000	3.2	67.315	12/13/2014	658,512
Mary Jean Connors	58,000	3.1	67.315	12/13/2014	636,562
Gary R. Effren	27,000	1.5	67.315	12/13/2014	296,330
Gordon Yamate	27,000	1.5	67.315	12/13/2014	296,330

(1)	The “grant date present value” shown is a hypothetical value for the options on the date of grant based upon application of the Black-Scholes model. This model often is used to estimate the market value of transferable options by calculating the probability — based on the volatility of the stock subject to the option — that the stock price will exceed the option exercise price at the end of the option term. The assumptions used in calculating the Black-Scholes value of the options were: expected volatility of .1807; risk-free rate of return of 3.54%; dividend yield of 1.976%; and vesting over a three-year period from the date of grant. Based on this model, the calculated value of each option on December 13, 2004, was $10.9752 per share underlying each option.

(2)	The stock options are not transferable. The Black-Scholes estimate notwithstanding, an option granted under the Employee Stock Option Plan will have value only if and to the extent the optionee exercises the option at a time when the market price of the Company’s common stock is above the market price on the date the option was granted.

The following table sets forth information regarding Company stock options exercised in 2004 by the executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by each of them at the end of the 2004:

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
P. Anthony Ridder	70,000	2,490,327	785,001	329,999	6,546,219	240,332
Steven B. Rossi	0	—	378,333	163,333	3,337,891	123,600
Mary Jean Connors	20,000	800,829	358,667	121,333	4,462,127	82,400
Gary R. Effren	0	—	171,000	87,000	1,447,443	82,400
Gordon Yamate	0	—	115,000	57,000	1,017,180	41,200

(1)	The amount shown is the amount by which the market value at year-end of all shares subject to unexercised options exceeded the exercise price of those options and is based on the average of the high and low trading prices of the Company’s common stock on the NYSE on December 23, 2004.

Other Benefits

Retirement Plans

401(k) Plan

We sponsor a defined contribution retirement savings plan qualified under section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Eligible employees may contribute up 75% of their earnings on a pre-tax basis and 20% on an after-tax basis, subject to certain annual limitations. We make matching contributions for eligible participants which are initially invested in Knight Ridder common stock. However, participants may, at their option, diversify the investment of the Company match by selling the Knight Ridder common stock held in their plan accounts and investing the proceeds in the other investment funds available under the 401(k) plan. In fiscal year 2004, we made matching contributions of $11.7 million, which includes $30,216 in the aggregate for matching contributions to named executive officers, as further described in the “All Other Compensation” column of the Summary Compensation Table on page 33.

Pension Plan

The Retirement Plan for Employees of Knight-Ridder, Inc. and Certain Subsidiaries (the “Retirement Plan”) is a funded, tax-qualified, noncontributory defined benefit pension plan that covers certain non-union employees, including each of the named executive officers. Benefits under the Retirement Plan are based on an employee’s years of service and the employee’s final average earnings, i.e., average earnings over the five years for which earnings are the highest during the employee’s final ten years of service. Benefits are payable as a single life annuity beginning at age 65. Earnings covered by the Retirement Plan include salary and bonus. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2004, the annual limit was $205,000. Contributions to the Retirement Plan are paid into a trust from which the benefits of participants are paid.

We also sponsor an unfunded benefit restoration plan that provides out of our general assets for the difference between the amount that would have been payable under the Retirement Plan absent legal limits and the amount actually payable under the Retirement Plan. We do not have any other arrangements to pay any significant supplemental pension amount to a named executive officer, although payments may be made after retirement under equity awards or deferred compensation arrangements.

The following table shows, for the final average earnings and years of service indicated, the estimated annual benefits payable beginning upon retirement at age 65 under the current benefit formula of the Retirement Plan. The estimated benefits are calculated based on the assumption that payments will be made as a single-life annuity to an officer, hired prior to January 1, 1989 and retiring in 2004 at age 65 with a specified combination of final average earnings (salary and bonus) and years of service. The benefits shown are not subject to any reduction for Social Security or other offset amounts.

Estimated Annual Retirement Benefits

	Years of Service at Age 65
Final Average Earnings	15	20	25	30	35	40 or more
125,000	24,997	39,579	44,786	49,993	53,118	56,243
200,000	41,872	65,829	74,786	83,743	88,743	93,743
300,000	64,372	100,829	114,786	128,743	136,243	143,743
400,000	86,872	135,829	154,786	173,743	183,743	193,743
500,000	109,372	170,829	194,786	218,743	231,243	243,743
600,000	131,872	205,829	234,786	263,743	278,743	293,743
700,000	154,372	240,829	274,786	308,743	326,243	343,743
900,000	199,372	310,829	354,786	398,743	421,243	443,743
1,000,000	221,872	345,829	394,786	443,743	468,743	493,743
1,300,000	289,372	450,829	514,786	578,743	611,243	643,743
1,600,000	356,872	555,829	634,786	713,743	753,743	793,743
1,900,000	424,372	660,829	754,786	848,743	896,243	943,743

As of the end of 2004, Mr. Ridder had 43 years of service with the Company; Mr. Rossi 17 years; Ms. Connors 25 years; Mr. Effren 24 years and Mr. Yamate 4 years.

Income Security Agreements

None of our officers have employment agreements. However, we have entered into income security agreements with certain executive officers of the Company and its subsidiaries designated by the Compensation Committee of the Board, including the named executive officers. The agreements continue through December 31 of each year and are automatically extended for additional three-year terms (a renewal date) unless we notify the executive that the agreement will not be extended 60 days prior to a renewal date. The agreement provides that each executive will be entitled to receive the following, if after a change in control (as defined in the agreements), an executive’s employment is terminated for any reason other than (a) death, (b) disability, (c) retirement, (d) cause, or (e) resignation by the executive for any reason other than good reason, each as defined in the agreement:

•	A lump sum cash severance payment equal to three times the greater of (i) the sum of the salary and cash bonus payable to the participant for the last full calendar year preceding the severance payment or (ii) the sum of the participant’s annualized salary and the maximum cash bonus the participant could have earned for the then current calendar year;

•	Continued participation in the Company’s group term life insurance plan and health plan for a period of three years following the date of termination; and

•	Accelerated vesting of stock issued and stock options granted, in accordance with the provisions of our Employee Stock Option Plan, which provides that the unvested portion of any option will be deemed to have vested and become fully exercisable immediately prior to any such termination.

The agreements also provide that if any payments made in connection with a change in control would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, we will “gross up” the participant’s compensation for all federal, state and local income and excise taxes and any penalties and interest.

Long-Term Incentive Plan

In accordance with the Company’s Long-Term Incentive Plan (described in the Compensation Committee Report on page 31) (the “LTIP”), participants who were selected to participate at the beginning of a three-year performance period will be eligible to receive an award equal to three times 75% of the participant’s salary as of first day of January in the first year of the performance period. The award potential for participants added to the plan after the commencement of the performance period will be reduced from three times 75% of salary on a pro rata basis to reflect the number of full calendar months remaining in the performance period. The salary used for later-added participants will be the annual rate of salary in effect for the participant as of the first day of the month in which the award is made. The maximum amount award payable under the LTIP to a participant is $5 million. Plan participants may elect to defer any portion of their award under the Company’s Annual Incentive Deferral Plan, as described in more detail below under the caption “Deferred Compensation Plan.”

Termination of employment prior to the date of payment of an award for reasons other than death, disability or retirement will result in immediate forfeiture of any rights to receive an award from the LTIP and termination of participation in the Plan.

In the event of a change in control of the Company (as defined in the plan) during a performance period, the performance period will immediately end and all awards, if any, will be calculated based on the abbreviated performance period and paid to participants.

All of the named executive officers participate in the plan and are eligible to receive an award equal to three times 75% of their respective salaries in effect on January 1, 2003.

Deferred Compensation Plan

We sponsor a non-qualified unfunded Annual Incentive Deferral Plan designed to allow eligible participants to defer payment of certain elements of their compensation until a future date. Only certain members of managements and other highly compensated employees of the Company and participating subsidiaries are eligible to participate in the plan. The Compensation Committee of the Board administers the plan. Participants may elect to defer up to 100% of base salary and bonus. Amounts deferred under the plan are credited or charged with the performance of the investment options offered under the plan and selected by participants. Participants may elect to receive distributions as a lump sum or in up to five substantially equal annual installments at retirement or earlier as provided in the plan. In the event of a change of control, as defined in the plan, participants will receive a lump sum distribution.

If the Compensation Committee determines that any portion of a distribution will not be deductible by the Company under Section 162(m) of the Internal Revenue Code, distribution of the amount that would exceed the Section 162(m) limit will be deferred until the first date following the participant’s termination of employment on which the plan administrator determines that distribution of the excess amount would be deductible by the Company.

Each of the named executive officers participates in the Annual Incentive Deferral Plan.

Performance of Knight Ridder Common Stock

The following graph compares the cumulative total return on the Company’s common stock during the past five years with the cumulative total return during the same period on the stocks that comprise the S&P 500 Stock Index and the S&P 500 Publishing Index. The S&P 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The S&P 500 Publishing Index consists of the Company, Dow Jones & Company, Inc., Gannett Co., Inc., The McGraw-Hill Corporation, Inc., Meredith Corporation, The New York Times Company and Tribune Company, weighted by market capitalization.

The following graph reflects the investment of $100 on December 31, 1999 in the Company’s common stock, the S&P 500 Stock Index and the S&P 500 Publishing Index. Dividends are assumed to have been reinvested as paid in the Company’s common stock and in the stocks in the S&P 500 Stock Index and quarterly in the stocks in the S&P 500 Publishing Index.

Company/Index	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
KNIGHT-RIDDER INC	100	97.21	112.88	111.72	139.01	122.56
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
S&P 500 PUBLISHING	100	89.71	92.84	98.92	117.52	114.13

Other Matters

When are shareholder proposals for the 2006 Annual Meeting due?

To be considered for inclusion in the proxy statement for the 2006 Annual Meeting, a shareholder proposal must be received at the Company’s principal office no later than November 24, 2005. Such proposals should be addressed to Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, California 95113, Attn: Corporate Secretary. As previously described, the Company’s By-laws require the Corporate Secretary to receive notice of all proposals by this date, whether or not they are included in the proxy statement. In the unlikely event any proposal received after this date was presented at the 2006 Annual Meeting, the proxyholders would be able to exercise discretionary authority to vote your shares on the proposal only to the extent authorized by Rule 14a-4(c) under the Exchange Act.

By Order of the Board of Directors
Polk Laffoon
Vice President/Corporate Relations
and Corporate Secretary

San Jose, California
March 24, 2005

Appendix A

KNIGHT-RIDDER, INC.

EMPLOYEE EQUITY INCENTIVE PLAN

As Amended and Restated by the Compensation Committee
and the Board of Directors on February 1, 2005

1.    PURPOSE.    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (SARs), Restricted Stock Units and Cash Performance Rights. Capitalized terms not defined in the text are defined in Section 25. In order to accomplish this purpose, the Company’s Employee Stock Option Plan as in effect on the Restatement Effective Date (as defined below) is amended and restated as the Knight-Ridder, Inc. Employee Equity Incentive Plan.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.2 and 21, 43,200,000 Shares have previously been granted or are available for grant and issuance under the Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR by reason of forfeiture of the Option; (b) an Award granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) an Award granted under this Plan that otherwise terminates without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. No more than 500,000 Shares may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the date of grant. In order that ISOs may be granted under this Plan, no more than 43,200,000 shares shall be issued as ISOs. The Company may issue Shares which are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2    Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the 43,200,000 maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the 300,000 and 200,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3 and (f) the 500,000 Share limit on the aggregate number of Shares that may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the date of grant, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.    ELIGIBILITY.    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or a Subsidiary; provided that such Subsidiary is a corporation or partnership in an unbroken chain of corporations and/or partnerships beginning with the Company if, at the time of granting the ISO, each of the corporations and partnerships other than the last corporation or partnership in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in a corporation in such chain or at least a 50% partnership interest in such chain. All other Awards may be granted to employees, officers and directors of the Company or any Parent or Subsidiary. The Committee will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 200,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 300,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.

4.	ADMINISTRATION

4.1    Committee Authority.    The Plan shall be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)    construe and interpret the Plan, any Award and any other agreement or document executed pursuant to the Plan;

(b)    prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)    select persons to receive Awards;

(d)    determine the terms of Awards;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)    grant waivers of Plan or Award conditions;

(h)    determine the vesting, exercisability, transferability, and payment of Awards;

(i)    correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award documentation;

(j)    determine whether an Award has been earned;

(k)    amend the Plan; or

(l)    make all other determinations necessary or advisable for the administration of the Plan.

4.2    Committee Interpretation and Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant.

5.    OPTIONS.    The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the

Option, (d) the period during which the Option may be exercised, (e) the exercisability of the Option and (f) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.

5.1    Form of Option Grant.    Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan (plus any additional documents required to be delivered under applicable laws) will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3    Exercise Period and Expiration Date.    An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Stock Option Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. Notwithstanding the foregoing, any Option granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement.

An Option may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option on the date of death.

5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and will not be less than the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.

5.5    Procedures for Exercise.    A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants.

5.6    Termination.

(a)    Vesting.    Any Option granted to a Participant will cease to vest on the Participant’s Termination Date except as set forth in Section 5.6(b).

(b)    Post-Termination Exercise Period.    Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth below:

(i)     Except as set forth in the Participant’s Stock Option Agreement and this Section 5.6, any Option may be exercised to the extent vested no later than 90 days after the Termination Date if a Participant is Terminated for any reason except Retirement, Disability or death, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

(ii)     In the event of Participant’s Retirement while in the employ of the Company or a Subsidiary, any Option granted one year or more prior to the Participant’s Retirement shall continue to vest and remain exercisable during such period of time as the Committee shall specify in the Stock Option Agreement either at the time of grant or by amendment, which period shall not exceed the first to expire of: (A) one (1) year after the date of such Retirement with respect to ISOs, (B) five (5) years after the date of such Retirement with respect to NSOs, and (C) the expiration of the term of such Option prescribed pursuant to Section 5.3.

(iii)     In the event of a Participant’s Disability or death while in the employ of the Company or a Subsidiary, or during the post-employment period referred to in the immediately preceding paragraph, any Option shall continue to vest and remain exercisable during such period of time as the Committee shall specify in the Stock Option Agreement, which period shall not exceed the first to expire of: (A) one (1) year after the date of such Disability or death with respect to ISOs, (B) five (5) years after the date of such Disability with respect to NSOs, (C) three (3) years after the date of such death in the case of NSOs, (D) the applicable post-Retirement period as set forth in the preceding paragraph and (E) the expiration of the term of such Option prescribed pursuant to Section 5.3.

5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9    Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.    If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.

5.11    No Disqualification.    Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.	RESTRICTED STOCK AWARDS.

6.1    Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.2    Restricted Stock Purchase Award.    All purchases under a Restricted Stock Award will be evidenced by the Restricted Stock Award, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Award was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

6.3    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and, subject to the 500,000 Share limit of Section 2.1 hereof on the aggregate number of Shares that may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the date of grant, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Award, and in accordance with any procedures established by the Company and made available to Participants.

6.4    Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Award. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. Notwithstanding the foregoing, any Restricted Stock Award granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement.

6.5    Termination.    Except as set forth in the Participant’s Restricted Stock Award, any Restricted Stock Award vesting will cease to vest on the Participant’s Termination Date.

7.	STOCK BONUS AWARDS.

7.1    Awards of Stock Bonuses.    A Stock Bonus Award is an award to a Participant of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award. Stock Bonus Awards shall be subject to the 500,000 share limit of Section 2.1 hereof on the aggregate number of Shares that may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than the Fair Market Value on the date of grant.

7.2    Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Award. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding the foregoing, any Stock Bonus Award granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement. The Stock Bonus Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

7.3    Form of Payment to Participant.    The Stock Bonus Award will be paid currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.

7.4    Termination.    Except as set forth in the Participant’s Stock Bonus Award, any Stock Bonus Award vesting will cease to vest on the Participant’s Termination Date.

8.	STOCK APPRECIATION RIGHTS.

8.1    Awards of SARs.    A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan. Notwithstanding the foregoing, any SAR granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement.

8.2    Terms of SARs.    The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria. The SAR Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

8.3    Exercise Period and Expiration Date.    A SAR will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth Expiration Date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

8.4    Termination.

(a)    Vesting.    Any SAR granted to a Participant will cease to vest on the Participant’s Termination Date except as set forth in Section 8.4(b).

(b)    Post-Termination Exercise Period.    Following a Participant’s Termination, the Participant’s SAR may be exercised to the extent vested as set forth below:

(i)     Except as set forth in the Participant’s SAR Agreement and this Section 8.4, any SAR may be exercised to the extent vested no later than 90 days after the Termination Date if a Participant is Terminated for any reason except Retirement, Disability or death, unless a longer time period not exceeding five years is specifically set forth in the Participant’s SAR Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR.

(ii)     In the event of Participant’s Retirement while in the employ of the Company or a Subsidiary, any SAR granted one year or more prior to the Participant’s Retirement shall continue to vest and remain exercisable during such period of time as the Committee shall specify in the SAR Agreement either at the time of grant or by amendment, which period shall not exceed the first to expire of: (A) five (5) years after the date of such Retirement, and (B) the expiration of the term of such SAR prescribed pursuant to Section 8.3.

(iii)     In the event of a Participant’s Disability or death while in the employ of the Company or a Subsidiary, or during the post-employment period referred to in the immediately preceding paragraph, the SARs theretofore granted to him shall continue to vest and remain exercisable during such period of time as the Committee shall specify in the SAR Agreement, which period shall not exceed the first to expire: (A) five (5) years after the date of such Disability, (B) three (3) years after the date of such death, (C) the applicable post-Retirement period as set forth in the preceding paragraph, and (D) the expiration of the term of said SAR prescribed pursuant to Section 8.3.

(iv)     A SAR may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the SAR shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the SAR on the date of death.

8.5    Form and Timing of Settlement.    The portion of a SAR being settled shall be paid currently. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines.

9.	RESTRICTED STOCK UNITS

9.1    Awards of Restricted Stock Units.    A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be evidenced by an RSU Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. RSUs are subject to the 500,000 share limit of Section 2.1 hereof on the aggregate number of Shares that may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than the Fair Market Value on the date of grant.

9.2    Terms of RSUs.    The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Award. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to an RSU Award, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding the foregoing, any RSU granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement. The RSU Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

9.3    Form and Timing of Settlement.    The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

9.4    Termination.    Except as set forth in the Participant’s RSU Award, any RSU Award vesting will cease to vest on the Participant’s Termination Date.

10.	CASH PERFORMANCE RIGHTS.

10.1    Awards of Cash Performance Right.    A Cash Performance Right is an award of a cash dollar amount that is payable in cash or Shares upon satisfaction of certain Performance Factors and subject to such performance conditions as may be specified by the Committee. The Committee may exercise its discretion to reduce the amounts payable under any Award subject to Performance Factors.

10.2    Awards of Cash Performance Right.    Cash Performance Right Awards shall be subject to the 500,000 share limit of Section 2.1 hereof on the aggregate number of Shares that may be made subject to Awards having an Exercise Price or Purchase Price per Share that is less than the Fair Market Value on the date of grant. The Cash Performance Right Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

10.3    Terms of Cash Performance Right.    The Committee will determine the number of Shares to be awarded to the Participant under a Cash Performance Right Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Cash Performance Right Award. If the Cash Performance Right Award is

to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Cash Performance Right Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Cash Performance Right Award, the Committee will determine the extent to which the Cash Performance Right Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Cash Performance Right Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Cash Performance Right Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding the foregoing, any Cash Performance Right granted less than one year before a Participant’s Retirement shall terminate immediately upon such Participant’s Retirement. The Cash Performance Right Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

10.4    Form of Payment to Cash Performance Right Participant.    The Cash Performance Right Award being settled will be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a Cash Performance Right Award to a date or dates after the Cash Performance Right Award is earned, provided that the terms of the Cash Performance Right and any deferred satisfy the requirements of Section 409A of the Code and any regulations promulgated by the Internal Revenue Service. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Cash Performance Right Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.

10.5    Termination.    Except as set forth in the Participant’s Cash Performance Right Award, any Cash Performance Right Award vesting will cease to vest on the Participant’s Termination Date.

11.	PAYMENT FOR SHARE PURCHASES.

11.1    Payment.    Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award and that are permitted by law:

(a)    in cash (by check);

(b)    in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)    by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(d)    in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)    by tender of property; or

(f)    with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)     through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(ii)     through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2    Issuance of Shares.    Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12.    WITHHOLDING TAXES.

12.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

12.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13.    PRIVILEGES OF STOCK OWNERSHIP.    No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14.    TRANSFERABILITY.    No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited.

15.    RESTRICTIONS ON SHARES.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award documentation a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award documentation), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16.    CERTIFICATES.    All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17.    ESCROW.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19.    NO OBLIGATION TO EMPLOY.    Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

20.    REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS.    The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

21.	CORPORATE TRANSACTIONS.

21.1    Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. However, in the event a Participant is Terminated by the Company or any Subsidiary without Cause or a Resignation for Good Reason within one (1) year from the date of the Corporate Transaction, then the vesting of all outstanding Awards for such

Participant will accelerate in full as to 100% of the Shares that are unvested on the date of such Termination. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

21.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

22.    TERM OF PLAN.    The Plan will terminate ten years following the Restated Effective Date.

23.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award documentation or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

24.    NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

25.    DEFINITIONS.    As used in the Plan, the following terms shall have the following meanings:

(a)    “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Cash Performance Right.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Cash Performance Right” means an Award granted pursuant to Section 10 of the Plan.

(e)    “Cash Performance Right Award” means an agreement evidencing a Cash Performance Right granted pursuant to Section 10 of the Plan.

(f)    “Cause” means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution (i) duly adopted by three-quarters (3/4) of the entire membership of the Committee, or of the Board, at a meeting called and held for such purpose after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before such Committee or Board, as the case may be, and (ii) finding that in the good faith opinion of such Committee or Board, as the case may be, the Participant was guilty of conduct described in the preceding sentence of this subparagraph and specifying the particulars of such conduct in detail.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)    “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(i)    “Company” means Knight-Ridder, Inc., a corporation organized under the laws of the State of Florida, or any successor corporation.

(j)    “Corporate Transaction” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 65% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) a change in the composition of the Board of the Company, as a result of which fewer that one-half of the incumbent directors are directors who either (a) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Corporate Transaction (the “original directors”) or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or (iv) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and (B) corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a

Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(k)    “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(m)    “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(n)    “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(o)    “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

(p)    “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(i)     if such Common Stock is then quoted on the New York Stock Exchange, its high-low average price on the New York Stock Exchange on such date;

(ii)     if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii)     if such Common Stock is publicly traded but is not quoted on the New York Stock Exchange nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(iv)     if none of the foregoing is applicable, by the Board of Directors in good faith.

(q)    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(r)    “ISO” means an Incentive Stock Option within the meaning of the Code.

(s)    “NSO” means a nonqualified stock option that does not qualify as an ISO.

(t)    “Option” means an Award pursuant to Section 5 of the Plan.

(u)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such lesser percentage as determined by the Committee.

(v)    “Participant” means a person who receives an Award under the Plan.

(w)    “Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(i)     Net revenue and/or net revenue growth;

(ii)     Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(iii)	Operating income and/or operating income growth;
(iv)	Net income and/or net income growth;
(v)	Earnings per share and/or earnings per share growth;
(vi)	Total stockholder return and/or total stockholder return growth;
(vii)	Return on equity;
(viii)	Operating cash flow return on income;
(ix)	Adjusted operating cash flow return on income;
(x)	Economic value added;
(xi)	Individual business objectives; and
(xii)	Company specific operational metrics

(x)    “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(y)    “Plan” means this Knight-Ridder, Inc. Amended and Restated Employee Equity Incentive Plan, as amended from time to time.

(z)    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(aa)    “Resignation for Good Reason” means the Participant’s resignation due to (i) a material diminution of Participant’s duties without Participant’s consent, (ii) a diminution of Participant’s base salary in effect immediately prior to a Corporate Transaction, or (iii) a requirement that Participant’s commute distance increase by more than fifty (50) miles without Participant’s consent.

(bb)    “Restatement Effective Date” means the date this amendment and restatement is approved by stockholders of the Company.

(cc)    “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(dd)    “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

(ee)    “RSU Award” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.

(ff)    “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.

(gg)    “SEC” means the Securities and Exchange Commission.

(hh)    “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(ii)    “Shares” means shares of the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(jj)    “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(kk)    “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(ll)    “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

(mm)    “Subsidiary” means any entity directly or indirectly controlled by the Company, as determined by the Committee.

(nn)    “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(oo)    “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee or director of the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Appendix B

KNIGHT-RIDDER, INC.
EMPLOYEE STOCK OPTION PLAN
(As amended through January 28, 2003)

1.	PURPOSE

The purpose of this Stock Option Plan (hereinafter referred to as the “Plan”) is to attract and retain key employees of Knight-Ridder, Inc. (hereinafter referred to as the “Company”) and its subsidiaries, by the grant of options and stock appreciation rights.

“Subsidiaries” as used herein means entities directly or indirectly controlled by the Company, as determined by the Compensation Committee (as defined below).

The term “fair market value” of a share of common stock as of any date shall be the mean between the highest and lowest sales price of a share of common stock on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape in the common stock on such date, the prices used shall be the prices reported on the nearest day preceding the date in question. If the common stock is not then quoted on the composite tape, “fair market value” shall be the closing sales price or the mean between the closing bid and asked prices on the date in question, as applicable, as furnished by any member firm of the New York Stock Exchange selected from time to time for that purpose by the Compensation Committee.

The term “incentive stock option” shall mean an option described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by a committee as appointed from time to time by the Board of Directors of the Company, which committee shall consist of not less than three (3) members of such Board of Directors, all of whom shall be “nonemployee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Said committee shall be called the “Compensation Committee.”

In administering the Plan, the Compensation Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall, unless overruled or modified by the Board of Directors of the Company, be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan.

3.	STOCK

The stock which may be issued and sold pursuant to the exercise of options or stock appreciation rights granted under the Plan may be authorized and unissued common stock or shares of common stock reacquired by the Company and held in treasury of a total number not exceeding 43,200,000 shares.

The shares deliverable under the Plan shall be fully paid and nonassessable shares. Any shares, in respect of which an option is granted under the Plan which shall have for any reason expired or terminated, may be again allotted under the Plan. Any shares covered by options which have been canceled by reason of the exercise of related stock appreciation rights as provided in the immediately following paragraph or which are used to exercise other options or to satisfy tax withholding obligations shall not be available for other options under the Plan.

The exercise of options with respect to which stock appreciation rights shall have been granted shall cause a corresponding cancellation of such stock appreciation rights, and the exercise of stock appreciation rights issued in respect of options shall cause a corresponding cancellation of such options.

Each option and stock appreciation right granted under the Plan shall be subject to the requirement and condition that if the Board of Directors shall determine that the listing, registration or qualification upon any securities exchange or under any state or federal law, or the approval or consent of any governmental body is necessary or desirable as a condition of granting such option or stock appreciation right, or the issue or purchase of any shares thereunder, then no such option or stock appreciation right may be exercised in whole or in part unless or until such listing, registration, qualification, approval or consent has been obtained, free of any conditions which are not acceptable to the Board of Directors of the Company.

4.	ELIGIBILITY

Options and stock appreciation rights will be granted only to persons who are employees of the Company and its subsidiaries (including officers and directors except for persons acting as directors only); provided, however, that options that are intended to qualify as “incentive stock options” may be granted only to employees of the Company and employees of subsidiaries of the Company that are corporations or partnerships in an unbroken chain of corporations and/or partnerships beginning with the Company if, at the time of the granting of such option, each of the corporations and partnerships other than the last corporation or partnership in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in a corporation in such chain or at least a 50% partnership interest in such chain. The Compensation and Corporate Governance Committee of the Board of Directors of the Company shall determine in its sole discretion the employees to be granted options, the number of shares subject to each option, the employees to be granted stock appreciation rights and the options with respect to which such stock appreciation rights shall be granted. Subject to the provisions of Section 13 of the Plan, the maximum number of shares with respect to which options or stock appreciation rights, or a combination thereof, may be granted under the Plan to any person in any calendar year is 300,000.

5.	PRICE

The purchase price under each option shall be determined by the Compensation Committee subject to approval by the Board of Directors of the Company, but such price shall not be less than one hundred percent (100%) of the fair market value of the common stock at the time such option is granted.

6.	THE PERIOD OF THE OPTION AND THE EXERCISE OF THE SAME

Each option granted under the Plan shall expire no later than ten (10) years from the date such option is granted, but the Compensation Committee may prescribe a shorter period for any individual option or options.

The shares subject to the option may be purchased from time to time during the option period, subject to any waiting period or vesting schedule the Compensation Committee may specify for any individual option or options.

In order to exercise the option or any part thereof, the employee shall give notice in writing to the Company of his or her intention to purchase all or part of the shares subject to the option, and in said notice the employee shall set forth the number of shares as to which he or she desires to exercise such option, and shall pay for such shares at the time of exercise of such option. Such payment may be made in such manner as the Compensation Committee may specify, which may include cash, delivery to the Company of shares of common stock of the Company, delivery of proceeds of the sale of the option shares by the Company’s designated broker on behalf of the employee, and any other manner permitted by law specified by the Committee. At the time of granting an option, the Committee may impose conditions on the right to exercise an option.

Except as specified in Sections 10 and 11 below, no option may be exercised except by the Optionee personally while the Optionee is in the employ of the Company or its subsidiaries.

No Optionee or his or her legal representative, legatees or distributees, as the case may be, shall be or have any of the rights and privileges of a shareholder of the Company by reason of such option unless and until the shares are issued to him or her under the terms of the Plan.

7.	MERGER; REORGANIZATION; ACCELERATION

In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation, or a parent or subsidiary of such corporation (“Successor Corporation”), for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Optionee.

Upon a Change in Control, all Options granted under the Plan and held by Optionees whose employment with the Company has not terminated shall vest and become exercisable as to all Shares subject to such Option in accordance with the following provisions:

(i)     If any of the Optionee’s outstanding Options are assumed or an equivalent option is substituted by a Successor Corporation, or if any of the Optionee’s outstanding Options are continued by the Company (if the Company is a surviving corporation), then the entire unvested portion of any Option shall remain subject to the vesting schedule in effect for such Option immediately prior to the Change in Control; unless, within one year of the Change in Control, (A) the Optionee is terminated without cause (as provided in Section 10), or (B) the Optionee Resigns for Good Reason, in which case, the entire unvested portion of any Option shall be deemed to have vested and become fully exercisable immediately prior to any such termination or resignation.

(ii)     If any of the Optionee’s outstanding options are not assumed or an equivalent option is not substituted by the Successor Corporation, and if any of the Optionee’s outstanding Options are not continued by the Company (if the Company is a surviving corporation), all of the then unvested portion of the Option shall be deemed to have vested immediately prior to the Change in Control.

“Change in Control” means the occurrence of any of the following:

(i)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 65% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)     A change in the composition of the Board of Directors of the Company, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)     Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude:

(A)	trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and

(B)	corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

“Resignation for Good Reason” means the Optionee’s resignation due to (i) a material diminution of Optionee’s duties without Optionee’s consent, (ii) a diminution of Optionee’s base salary in effect immediately prior to a Change in Control, or (iii) a requirement that Optionee’s commute distance increase by more than fifty (50) miles without Optionee’s consent.

Notwithstanding the above provisions of this Section 7, if any agreement between the Optionee and the Company provides greater rights to the Optionee than does this Section 7 upon the occurrence of one or more of the events described in this Section 7, the provisions of such other agreement shall govern and shall supersede this Section 7.

8.	PROVISIONS REGARDING STOCK APPRECIATION RIGHTS

A stock appreciation right granted under the Plan shall entitle the holder thereof to receive from the Company, upon surrender of the related option, payment of an amount, in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee, equal in value to (A) the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over the option price provided for in the related option, multiplied by (B) the number of shares with respect to which the stock appreciation right was exercised. A stock appreciation right shall be exercisable during the period commencing on a date specified by the Compensation Committee and ending on the date on which the related option expires or is earlier canceled or terminated. Notwithstanding the preceding sentence, the Compensation Committee may provide for the grant of a stock appreciation right which may be exercised only within a sixty-day period following certain events specified by the Compensation Committee in the grant of such stock appreciation right. Moreover, the Compensation Committee may provide that such stock appreciation right shall be payable only in cash and that, in addition to payment of the amount otherwise due upon exercise of such stock appreciation right, the holder thereof shall receive (unless such stock appreciation right is in tandem with an incentive stock option), an amount equal to the excess of the highest price paid for a share of common stock in the open market or otherwise over the sixty-day period prior to exercise over the fair market value of a share of common stock on the date the stock appreciation right is exercised.

In order to exercise the stock appreciation right or any part thereof, the employee shall give notice in writing to the Company of his or her intention to exercise such right, and in said notice the employee shall set forth the number of shares as to which such employee desires to exercise the stock appreciation right, provided that such right may not be exercised with respect to a number of shares in excess of the number for which the related option could then be exercised. Any limitations on the right to exercise the related option shall also apply to the stock appreciation right.

No holder of a stock appreciation right or such holder’s legal representatives, legatees or distributees, as the case may be, shall be or have any of the rights and privileges of a shareholder of the Company by reason of such stock appreciation right unless and until the shares are issued to such holder under the terms of the Plan.

9.	NON-TRANSFERABILITY OF OPTION AND STOCK APPRECIATION RIGHT

No option or stock appreciation right granted under the Plan to an employee shall be transferred by him or her otherwise than by will or by the laws of descent and distribution, and such option or stock appreciation right shall be exercisable during the employee’s lifetime only by him or her.

10.	TERMINATION OF EMPLOYMENT

All options granted less than one year before an Optionee’s termination of employment shall terminate immediately upon such Optionee’s termination of employment. The remaining provisions of this Section 10 shall apply to options granted one year or more before an Optionee’s termination of employment.

Except as provided below, if an Optionee shall cease to be employed by the Company or one of its subsidiaries, as the case may be, for any reason other than death, disability or retirement pursuant to a retirement plan of the Company or one of its subsidiaries, any option theretofore granted to the Optionee which has not been exercised shall forthwith cease and terminate. The Compensation Committee may provide in the grant of any option or in an amendment of such grant that in the event of any such termination of employment (except termination for “cause” as defined below), such option shall be exercisable (solely to the extent it was exercisable on the date of the Optionee’s termination of employment) within the ninety days after the Optionee’s termination, but in no event after the expiration of the term of said option prescribed pursuant to Section 6./FONT>

The Company or any of its subsidiaries shall have “cause” to terminate the Optionee’s employment only on the basis of the Optionee’s having been guilty of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Optionee at the expense of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Optionee a copy of a resolution (i) duly adopted by three-quarters (3/4) of the entire membership of the Compensation Committee, or of the Board of Directors of the Company, at a meeting called and held for such purpose after reasonable notice to the Optionee and an opportunity for the Optionee, together with the Optionee’s counsel, to be heard before such Committee or Board, as the case may be, and (ii) finding that in the good faith opinion of such Committee or Board, as the case may be, the Optionee was guilty of conduct described in the preceding sentence of this paragraph and specifying the particulars of such conduct in detail. However, an Optionee’s right to exercise his outstanding options shall automatically be suspended from the moment the Optionee is notified that the Company has commenced an investigation into whether there are grounds for terminating the Optionee’s employment for “cause” until a determination has been made that no such grounds exist.

In the case of an Optionee employed by any of the subsidiaries of the Company that were sold during 1997 or 1998 and whose employment with the group consisting of the Company and its subsidiaries ceased as a result of such sale, any option (other than an incentive stock option) theretofore granted to the Optionee which has not been exercised as of the Optionee’s termination of employment shall become 100% vested and shall be exercisable within one (1) year after the date of the subsidiary’s sale by the Company, but in no event after the expiration of the term of said option prescribed pursuant to Section 6.

In the case of any Optionee employed at the Miami, Florida headquarters of the Company at the time of the May 1998 announcement of the reorganization of the Company who terminates employment with the Company because (i) the Optionee’s position is eliminated as a result of the reorganization or (ii) the Optionee declines employment at the Company’s new headquarters in San Jose, California, any option (other than an incentive stock option) theretofore granted to the Optionee which has not been exercised as of the Optionee’s termination of employment shall become 100% vested and shall be exercisable within three (3) years following termination of employment, but in no event after the expiration of the term of said option prescribed pursuant to Section 6.

11.	RETIREMENT, DISABILITY OR DEATH

All options granted less than one year before an Optionee’s retirement, disability, or death shall terminate immediately upon such Optionee’s retirement, disability, or death. The remaining provisions of this Section 11 shall apply to options granted one year or more before an Optionee’s retirement, disability, or death.

In the event of the retirement of an Optionee pursuant to a retirement plan of the Company or one of its subsidiaries, as the case may be, the options theretofore granted to the Optionee shall be exercisable during such period of time as the Compensation Committee shall specify in the option grant either at the time of grant or by amendment, which period shall not exceed the first to expire of: (i) one (1) year after the date of such retirement with respect to incentive stock options, (ii) three (3) years after the date of such retirement for Optionees whose retirement date is prior to July 1, 1997, (iii) five (5) years after the date of such retirement for Optionees whose retirement date is on or after July 1, 1997, and (iv) the expiration of the term of said option prescribed pursuant to Section 6. Options not exercisable on the date of an Optionee’s retirement shall continue to become exercisable during such period in accordance with the schedule specified by the Compensation Committee pursuant to Section 6; provided that no additional options shall become exercisable following an Optionee’s death.

In the event of the disability or death of an Optionee while in the employ of the Company or one of its subsidiaries, or during the post-employment period referred to in the immediately preceding paragraph, the options theretofore granted to him shall be exercisable during such period of time as the Compensation Committee shall specify in the option grant either at the time of grant or by amendment, which period shall not exceed the first to expire of the following: (i) one (1) year after the date of such disability or death, with respect to incentive stock options, (ii) three (3) years after the date of such disability if the date of such disability is prior to July 1, 1997, (iii) five (5) years after the date of such disability if the date of such disability is on or after July 1, 1997, (iv) three (3) years after the date of such death, (v) the applicable post-retirement period as set forth in the preceding paragraph, and (vi) the expiration of the term of said option prescribed pursuant to Section 6. Options not exercisable on the date of an Optionee’s termination of employment by reason of disability shall continue to become exercisable during such period in accordance with the schedule specified by the Compensation Committee pursuant to Section 6; provided that no additional options shall become exercisable following an Optionee’s death.

Such option (or the related stock appreciation right) may only be exercised by the personal representative of such decedent or by the person or persons to whom such employee’s rights under the option shall pass by such employee’s Will or by the laws of Descent and Distribution of the state of such employee’s domicile at the time of death, and then only as and to the extent that such employee was entitled to exercise the option on the date of death.

12.	WRITTEN AGREEMENT

Within a reasonable time after the date of grant of an option, an option and stock appreciation right, or a stock appreciation right related to a previously granted option, a written agreement in a form approved by the Compensation Committee shall be duly executed and delivered to the Optionee.

13.	ADJUSTMENT BY REASON OF RECAPITALIZATION, STOCK SPLITS, STOCK DIVIDENDS, ETC.

If, after the effective date of this Plan, there shall be any changes in the common stock structure of the Company by reason of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares by reason of merger, consolidation, or by any other means, then the number of shares available under the Plan, the shares subject to any outstanding options, and the maximum number of shares with respect to which options may be granted to any person shall be equitably and appropriately adjusted by the Board of Directors of the Company as in its sole and uncontrolled discretion shall seem just and reasonable in the light of all the circumstances pertaining thereto.

14.	RIGHT TO TERMINATE EMPLOYMENT

The Plan shall not confer upon any employee any right with respect to being continued in the employ of the Company and its subsidiaries or interfere in any way with the right of the Company and its subsidiaries to terminate his or her employment at any time, nor shall it interfere in any way with the employee’s right to terminate his or her employment.

15.	WITHHOLDING AND OTHER TAXES

The Company or one of its subsidiaries shall have the right to withhold from salary or otherwise or to cause an Optionee (or the executor or administrator of the Optionee’s estate or his legatees or distributees) to make payment of any Federal, State, or other (to the extent permitted by applicable law, rule or regulation) taxes required to be withheld with respect to any exercise of a stock option or a stock appreciation right. An Optionee may elect to have the withholding tax obligation or, if the Compensation Committee so determines, any additional tax obligation with respect to any exercise of a stock option or stock appreciation right satisfied by (a) having the Company or one of its subsidiaries withhold shares otherwise deliverable to the Optionee with respect to such exercise, or (b) delivering shares of common stock to the Company.

16.	AMENDMENT TO THE PLAN

The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of the holder of any option or stock appreciation right theretofore granted under the Plan; and provided further, that unless first duly approved by the common shareholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be purchased or transferred upon exercise of options or stock appreciation rights under the Plan by all employees; (b) changing the minimum purchase price hereinbefore specified for the optioned shares; (c) changing the maximum option period; (d) increasing the amount that may be received upon exercise of a stock appreciation right; or (e) allowing a stock appreciation right to be exercised after the expiration date of the related option.

17.	EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of February 24, 1971.

18.	SAVINGS CLAUSE

Each option and stock appreciation right shall be governed by the terms of the Plan as in effect on the date of its grant unless the option or stock appreciation right is expressly amended to include one or more Plan provisions adopted after the date of grant. The Compensation Committee shall have authority to amend outstanding options to include any provisions permitted by the Plan as in effect at the time of such amendment.

Appendix C

KNIGHT RIDDER ANNUAL INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2004)

INTRODUCTION

This Amended and Restated Knight Ridder Annual Incentive Plan (the “Plan”) is intended to motivate and reward corporate executives and top management at individual operating units who contribute significantly to Knight Ridder’s success. Specific Plan objectives include the following:

•	Focus participants on achieving key annual objectives

•	Link rewards to results relative to financial and non-financial goals at the corporate and business unit levels

•	Provide participants the opportunity to earn competitive compensation commensurate with performance

The Plan provides participants the opportunity to earn cash awards each year based on the performance of the corporation and/or the business unit in which they work. Awards are earned on a calendar year basis (the “Plan Year”) and are paid in cash following the end of the Plan Year.

This Plan complies with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to covered employees under such Code section. Accordingly, individuals who may be covered employees under the Code will be designated as “Covered Employees”.

PLAN ADMINISTRATION

The Plan will be administered by the Compensation and Corporate Governance Committee of the Knight Ridder Board of Directors (the “Committee”). The Committee has the authority to interpret the provisions of the Plan and to make any rules and regulations necessary to administer the Plan. The Committee’s decision is final in all matters of judgment pertaining to the Plan, and the Committee may, without notice, amend, suspend or revoke the Plan.

ELIGIBILITY

Employees in the following categories are eligible to participate in the Plan as determined by the Committee: corporate officers and certain director-level corporate employees; newspaper publishers and other business unit operating heads who report directly to top officers; top editors, general managers and all division directors; and selected other positions that can have significant impact on results.

Operating unit heads should present proposed changes in eligible positions to the appropriate Vice President Operations and then to the Knight Ridder senior Human Resources officer.

PLAN OVERVIEW

Bonus Amounts Payable for Meeting Goals

Each plan participant will have a potential target bonus award that is payable for meeting goals. The size of this potential award varies by salary range. The bonus potential for each salary range is stated as a maximum percentage of the annual salary earned during the year. Therefore, the dollar amount of an individual’s opportunity is computed by multiplying the applicable percentage times the salary. The maximum potential bonus payable for meeting goals for each salary range (other than for Knight Ridder’s Chief Executive Officer and second-highest ranking officer as described below) is as follows:

Base Salary Range	Target Award
$250,000 and above	Up to 50%
$150,000 to $249,999	Up to 45%
$100,000 to $149,999	Up to 40%
$50,000 to $99,999	Up to 35%
Up to $49,999	Up to 25%

The Committee may reduce a participant’s target bonus award calculated under the preceding formula in its sole discretion.

The Committee will also annually establish the target award for the Chief Executive Officer and the next highest-ranking executive officer.

Types of Performance Measures and Their Weightings

Each participant’s bonus will be determined based on measures of how well the corporation or the business unit in which the individual works performed relative to two type of goals: Financial Performance and Non-financial Performance.

The potential award for meeting goals will be divided between the two types of measures in the following way: 65% of each participant’s potential award for meeting goals will be based on Financial Performance, and 35% will be based on Non-financial Performance, as shown in the following table:

	Potential Award
Base Salary	Total	Financial	Non-financial
$250,000 and above	50%	32.5%	17.5%
$150,000 to $249,999	45%	29.25%	15.75%
$100,000 to $149,999	40%	26%	14%
$50,000 to $99,999	35%	22.75%	12.25%
Up to $49,999	25%	16.25%	8.75%

As a general rule, the measurement will be based on the organizational level at which the individual is employed: corporate performance for those at the corporate level and business unit performance for those in a newspaper or other business unit. However, the Knight Ridder CEO may determine that the measures for selected individuals (other than Covered Employees) will consist of a specified mix of two or more bases, or that those in a business unit will have awards based on corporate performance.

PERFORMANCE MEASUREMENT

Financial Performance Measure

Financial performance will be evaluated relative to budgeted goals set at the beginning of the Plan Year, subject to approved adjustments during the year. Unless otherwise determined by the Committee, the financial measure will be operating profit.

The financial performance measure and the goals for the year for covered employees shall be established by the Committee within the time period required by Code Section 162 (m). The financial performance measures and goals will be communicated to participants by the early part of each year.

Non-financial Performance Measures

At the beginning of each Plan Year, Knight Ridder and each of the business units will establish non-financial goals that represent major elements of their strategies. Quantifiable measures are preferred, and measures that are redundant with the financial goal should be avoided. There should be no more than eight measures. Such corporate measures and goals will be approved by the Knight Ridder CEO, and business unit measures and goals will be approved by the appropriate Knight Ridder Vice President.

All participants at corporate and in each of the business units will have the non-financial component of their awards based on the measures selected for their unit. However, the weightings of these measures may vary among participants to reflect each individual’s impact on the achievement of the goals. The weightings assigned to all measures must total 100 points for each of the participants.

The achievement of a goal will result in target awards being paid for that goal. Awards for performance on the non-financial measures cannot exceed 100% of target, but standards for partial achievement of goals (and therefore payouts below 100%) as well as threshold standards for achieving any award should be established.

The non-financial measures for Covered Employees shall be objective and quantifiable and shall be established solely by the Committee within the time period required by Code Section 162(m).

DETERMINING AND PAYING AWARDS

Overview

Each participant’s award will be determined by adding together the award earned based on financial performance and the award earned based on non-financial performance. An award may be paid for one type of measure even if no award was earned for the other type of measure. The only constraint is that a corporate performance threshold must be achieved for any award to be payable. Normally this threshold requirement will be that corporate operating income, as reported in the annual report, must equal at least 80% of prior year operating income, although the Committee reserves the right to adjust the threshold. The Committee shall have the discretion to decrease (but not increase) awards to Covered Employees.

If a Plan participant’s base salary changes during the Plan Year, the potential award is calculated on a pro rata basis, based on the amount of base salary earned at each salary level.

Determining Financial Awards

Financial awards will be based on actual operating profit performance compared to goal for each participant’s unit (either corporate or business unit). Individual unit operating profit goals have been set to support the overall Knight Ridder operating profit goal. Threshold and maximum operating profit performance are set as a percent of target operating profit. Actual financial awards can range between 0% and 300% of target award opportunity. In order to achieve a financial award over 200%, a business unit’s operating profit must be at least 12% above prior year and operating profit must exceed Yr. 2000 levels. Notwithstanding the foregoing, the total financial award payout for all participants in a business unit will be capped once the aggregate bonus amount above target equals 25% of the amount that actual operating profit performance exceeds target. No cap will apply if the aggregate bonus amount above target bonus is less than 25% of the amount that actual operating profit performance exceeds target.

•	If actual results are equal to budget, 100% of the Financial Performance award will be paid.

•	If actual results are at or below 90% of budgeted results, no award will be paid for Financial Performance.

•	If actual results are above 90% of budget, but below 100% of budget, then the award will be less than the amount payable for meeting budget, with each 1% shortfall in performance versus budget resulting in a 10% reduction of the amount payable for meeting budget.

•	The “Actual vs. Budget” is calculated to one decimal place. Awards percentages should be interpolated for achievement between amounts shown in the table below.

Actual vs. Budget	Award Percentage
100%	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
92%	20%
91%	10%
90%	0%

If actual results are above 100% of budget, then the award will be greater than the amount payable for meeting budget, up to 300% of that amount. Each 1% improvement in performance versus budget will result in an incremental award equal to 10% of the amount payable for meeting budget, up to 200% of the financial portion of the award. If financial results exceed 110% two criteria must be met in order to achieve payout greater than 200% of target: business unit operating profit must be at least 12% above prior year, and business unit operating profit must exceed Yr. 2000 levels. If these two criteria are met, award payouts may reach 300% of target. In this scenario, each 1% improvement in performance versus budget will result in an incremental award equal to 10% of amount payable. Notwithstanding the foregoing, the total financial award payout for all participants in a business unit will be capped once the aggregate bonus amount above target bonus equals 25% of the amount that actual operating profit performance exceeds target.

Actual vs. Budget	Percentage of Financial Award
(65% of total potential)
100%	100%
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110%	200%

If operating profit exceeds 110% and the business unit meets the criteria for payout above 200%, bonus payouts may be paid in excess of 200% of target, up to a maximum of 300% of target, as follows:

Actual vs. Budget	Percentage of Financial Award
(65% of total potential)
111%	210%
112%	220%
113%	230%
114%	240%
115%	250%
116%	260%
117%	270%
118%	280%
119%	290%
120%	300%

Determining Non-financial Awards

A performance score will be determined for each of the non-financial measures at corporate and each of the business units. A score will be 100% of the points assigned if the goal was achieved, zero if threshold performance was not achieved, and between 0 and 100% if performance was above threshold and the goal was partially achieved.

An individual’s non-financial award will equal the sum of the scores on each of the measures times the weighting given to that measure for that individual. Awards can range from 100% of the non-financial target if all goals were achieved, to zero if performance on all goals was below threshold.

OTHER PLAN FEATURES

Award Payment

Awards will be paid in cash following the end of the Plan Year, unless deferral has been elected under the annual incentive deferral plan, upon completion of the computation of results. Required tax amounts will be withheld. Notwithstanding anything to the contrary, the maximum award payable for a Plan Year to any individual under the Code shall not exceed $2,500,000.

Partial Year Participants and Changes in Position

Individuals who are hired or promoted into positions that qualify for Plan participation will be eligible for a pro rata award based on the amount of salary earned while a participant and the performance levels achieved.

If a participant’s responsibilities change during a year and a different part of the company’s performance is used in computing awards for the two positions, then ordinarily the award will be determined on a pro rata basis relative to the time spent in the two positions, although exceptions may be made on a case by case basis.

Termination

In the event of death, permanent disability (as defined by Knight Ridder’s disability plan) or retirement (as defined in a retirement plan of Knight Ridder or one of its subsidiaries) prior to the date of payment, a participant (or the participant’s estate) will be entitled to receive a pro rata award based on the time employed during the year. Pro-rated payments will be made following the end of the Plan Year and computation of results. Required tax amounts will be withheld.

In the event of resignation or termination for other reasons at any time during the Plan Year, no award will be paid.

Employment Rights

The Plan does not constitute a contract of employment, nor does participation in one Plan Year guarantee participation in another Plan Year.

EXHIBIT 1

Exhibit 1 illustrates calculation of the award payout for two scenarios

Example 1:	Operating Profit Equals 105% of Target Performance

Participant earns a salary as follows:

1/1/2002 through 12/31/2002	$90,000

Award Payout Opportunity at target:	35% of salary or $31,500

Broken down by components:	65% financial performance or $20,475 35% non-financial performance or $11,025

Example: Operating profit achievement: Non-financial achievement:	105% of target 100% of goals

Financial portion of award: Non-financial portion of award: Total Award Payout	$20,475 x 150% = $30,712.50 $11,025 x 100% = $11,025.00 $41,737.50

Example 2:	Operating Profit Equals 111% of Target Performance
Participant earns a salary as follows:

1/1/2002–6/30/2002 7/1/2002–12/31/2003	$45,000 $49,000 $94,000	(6 months @ $90,000 annual base) (6 months @ $98,000 annual base) Total annual salary

Award Payout Opportunity at target:		35% of salary or $32,900

Broken down by components:		65% financial performance or $21,385 35% non-financial performance or $11,515

Example: Operating profit achievement: Non-financial achievement:		111% of target 90% of goals

Financial portion of award: Non-financial portion of award: Total Award Payout		$21,385 x 210*% = $44,908.50 $11,515 x 90% = $10,363.50 $55,272.00

*	Operating profit must be at least 12% above prior year and must exceed Yr. 2000 levels in order to achieve a financial award over 200%. However, the total financial award payout for all participants in a business unit will be capped once the aggregate bonus amount above target equals 25% of the amount that actual operating profit performance exceeds target.

BONUS AS A PERCENTAGE OF BASE SALARY — FINANCIAL PORTION ONLY

EXHIBIT 2

			% of Base Salary
	Financial Performance as a % of Target	Financial Payout %	$250,000 and above	$150,000 to $249,999	$100,000 to $149,999	$50,000 to $99,999	Up to $49,000
Maximum	120.0%	300.0%	97.5%	87.8%	78.0%	68.3%	48.8%
	119.0%	290.0%	94.3%	84.8%	75.4%	66.0%	47.1%
	118.0%	280.0%	91.0%	81.9%	72.8%	63.7%	45.5%
	117.0%	270.0%	87.8%	79.0%	70.2%	61.4%	43.9%
	116.0%	260.0%	84.5%	76.1%	67.6%	59.2%	42.3%
	115.0%	250.0%	81.3%	73.1%	65.0%	56.9%	40.6%
	114.0%	240.0%	78.0%	70.2%	62.4%	54.6%	39.0%
	113.0%	230.0%	74.8%	67.3%	59.8%	52.3%	37.4%
	112.0%	220.0%	71.5%	64.4%	57.2%	50.1%	35.8%
	111.0%	210.0%	68.3%	61.4%	54.6%	47.8%	34.1%
	110.0%	200.0%	65.0%	58.5%	52.0%	45.5%	32.5%
	109.0%	190.0%	61.8%	55.6%	49.4%	43.2%	30.9%
	108.0%	180.0%	58.5%	52.7%	46.8%	41.0%	29.3%
	107.0%	170.0%	55.3%	49.7%	44.2%	38.7%	27.6%
	106.0%	160.0%	52.0%	46.8%	41.6%	36.4%	26.0%
	105.0%	150.0%	48.8%	43.9%	39.0%	34.1%	24.4%
	104.0%	140.0%	45.5%	41.0%	36.4%	31.9%	22.8%
	103.0%	130.0%	42.3%	38.0%	33.8%	29.6%	21.1%
	102.0%	120.0%	39.0%	35.1%	31.2%	27.3%	19.5%
	101.0%	110.0%	35.8%	32.2%	28.6%	25.0%	17.9%
Target	100.0%	100.0%	32.5%	29.3%	26.0%	22.8%	16.3%
	99.0%	90.0%	29.3%	26.3%	23.4%	20.5%	14.6%
	98.0%	80.0%	26.0%	23.4%	20.8%	18.2%	13.0%
	97.0%	70.0%	22.8%	20.5%	18.2%	15.9%	11.4%
	96.0%	60.0%	19.5%	17.6%	15.6%	13.7%	9.8%
	95.0%	50.0%	16.3%	14.6%	13.0%	11.4%	8.1%
	94.0%	40.0%	13.0%	11.7%	10.4%	9.1%	6.5%
	93.0%	30.0%	9.8%	8.8%	7.8%	6.8%	4.9%
	92.0%	20.0%	6.5%	5.9%	5.2%	4.6%	3.3%
	91.0%	10.0%	3.3%	2.9%	2.6%	2.3%	1.6%
Minimum	90.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/kri		1-866-214-3763

• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

Knight Ridder encourages you to take advantage of a convenient way to vote your shares. If voting by proxy, you may vote by mail or choose one of the two methods described above. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow the instructions above.

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.						☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 4 AND 5.
1.	Election of directors:

	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐

Nominees: 01 - Mark A. Ernst, 02 - Vasant Prabhu, 03 - P. Anthony Ridder and 04 - John E. Warnock

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

Exceptions*

							FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of Ernst & Young LLP						☐	☐	☐

3.	Approve the material terms of the Annual Incentive Plan						☐	☐	☐

			FOR	AGAINST	ABSTAIN

4.	Approve the amendment and restatement of the Employee Stock Option Plan.		☐	☐	☐

5.	Approve the amendment of the Employee Option Plan regarding share reserve.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 6.

6.	Shareholder proposal relating to separating the positions of Chairman and CEO.		☐	☐	☐

I will attend the annual meeting in San Jose, California.		YES	☐	NO	☐

S C A N L I N E

Note: Please sign exactly as your name or name(s) appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the Signature(s).

Date Share Owner sign here	Co-Owner sign here

KNIGHT-RIDDER, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints P. Anthony Ridder, Polk Laffoon and Gordon Yamate, or any one of them, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Knight-Ridder, Inc. to be held at The Fairmont Hotel, 170 South Market Street, San Jose, California at 9:30 a.m. on April 26, 2005, and any adjournments thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR ITEMS 2, 3, 4 AND 5, AGAINST ITEM 6, AND IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(THIS PROXY IS CONTINUED ON REVERSE SIDE PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐	KNIGHT-RIDDER, INC. P.O. BOX 11090 NEW YORK, N.Y. 10203-0090

If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/kri		1-866-214-3763

• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

Knight Ridder encourages you to take advantage of a convenient way to vote your shares. If voting by proxy, you may vote by mail or choose one of the two methods described above. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow the instructions above.

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.						☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 4 AND 5.
1.	Election of directors:

	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐

Nominees: 01 - Mark A. Ernst, 02 - Vasant Prabhu, 03 - P. Anthony Ridder and 04 - John E. Warnock

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

Exceptions*

							FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of Ernst & Young LLP						☐	☐	☐

3.	Approve the material terms of the Annual Incentive Plan						☐	☐	☐

			FOR	AGAINST	ABSTAIN

4.	Approve the amendment and restatement of the Employee Stock Option Plan.		☐	☐	☐

5.	Approve the amendment of the Employee Option Plan regarding share reserve.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 6.

6.	Shareholder proposal relating to separating the positions of Chairman and CEO.		☐	☐	☐

I will attend the annual meeting in San Jose, California.		YES	☐	NO	☐

S C A N L I N E

Note: Please sign exactly as your name or name(s) appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the Signature(s).

Date Share Owner sign here	Co-Owner sign here

To Our Knight Ridder Employee Shareholders:

The Knight Ridder 2005 Annual Meeting will be held at 9:30 a.m. Tuesday, April 26, at the Fairmont Hotel, 170 South Market Street, San Jose, California.

We are asking participants in the Company’s 401(k) Plans, Employees Stock Purchase Plan and Annual Incentive Plan to vote on the items of business which will come before the Annual Meeting. These matters are described in detail in the notice of annual meeting and proxy statement described below. The administrators of your benefit plans are the shareholders of record of your plan shares and will vote those shares according to the instructions you provide using the Internet, by telephone, or by this proxy card.

In an effort to reduce costs and facilitate voting, the proxy statement and annual report will be supplied electronically. Please visit Knight Ridder’s Web site, www.kri.com choose Investing in Knight Ridder, then choose Annual Reports and Proxies.

If you wish to receive a printed copy of these documents contact the Knight Ridder proxy request line at 408-938-0288.

To vote on the items contained in the proxy, you will need to access our secure electronic voting site at https://www.proxyvotenow.com/kri and follow the instructions. You will need your unique control number printed on the reverse of this card.

You may also vote your shares by telephone. To do so, call the toll-free number printed on the reverse of this card anytime and follow the recorded instructions. You will need your unique control number printed on the reverse of this card.

You may also vote your shares by returning this proxy card in the envelope provided.

Your vote is important to us. Please vote (by Internet, telephone or this proxy card) as soon as possible before April 21st.

Thank you for your participation.

KNIGHT-RIDDER, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby appoints P. Anthony Ridder, Polk Laffoon and Gordon Yamate, or any one of them, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Knight-Ridder, Inc. to be held at The Fairmont Hotel, 170 South Market Street, San Jose, California at 9:30 a.m. on May 4, 2004, and any adjournments thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR ITEM 2 AND IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(THIS PROXY IS CONTINUED ON REVERSE SIDE PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

KNIGHT-RIDDER, INC. P.O. BOX 11316 NEW YORK, N.Y. 10203-0316